UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

ATN International, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ATN INTERNATIONAL, INC.
500 Cummings Center, Suite 2450
Beverly, MA 01915
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 16, 2026
April 28, 2026
Dear Stockholder:
You are cordially invited to attend our 2026 Annual Meeting of Stockholders to be held at our headquarters, located at 500 Cummings Center, Suite 2450, Beverly, MA 01915 on Tuesday, June 16, 2026 at 9:00 a.m. ET (the “Annual Meeting”). The Annual Meeting is scheduled to be held for the following purposes:
1.
To elect seven directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified;

2.
To hold an advisory vote (known as a “Say on Pay” vote) to approve the compensation of our named executive officers;

3.
To ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2026; and

4.
To transact any other business that may properly come before the Annual Meeting or any adjournments, postponements or continuations thereof.

Stockholders of record at the close of business on April 20, 2026 are entitled to notice of, and to vote at, the Annual Meeting. During the ten days prior to the Annual Meeting, a list of such stockholders will be available for inspection during our ordinary business hours at our office at 500 Cummings Center, Suite 2450, Beverly, MA 01915.
Whether or not you plan to attend the Annual Meeting, please submit your proxy to vote on the Internet, by telephone or by mail to ensure that your shares are represented at the Annual Meeting. If you attend the Annual Meeting and vote in person, your proxy card will not be used.
By Order of the Board of Directors,
Mary M. Mabey
Secretary

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements relating to, among other matters, our future financial performance and results of operations and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including those set forth in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 under the caption “Risk Factors” and those included in our subsequent filings with the Securities and Exchange Commission.
Forward-looking statements made by us in this proxy statement or elsewhere speak only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty to, and do not intend to, update or revise the forward-looking statements made by us in this Proxy Statement, except as may be required by law.
Websites
Website addresses referenced in this Proxy Statement are inactive textual references only, and the content on the referenced websites specifically does not constitute a part of this Proxy Statement and is not incorporated by reference herein.

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ATN INTERNATIONAL, INC.
500 Cummings Center, Suite 2450
Beverly, MA 01915
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2026
GENERAL INFORMATION ABOUT VOTING
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ATN International, Inc., a Delaware corporation, for use at the 2026 Annual Meeting of Stockholders to be held at our headquarters, located at 500 Cummings Center, Suite 2450, Beverly, MA 01915, on June 16, 2026, at 9:00 a.m. ET (the “Annual Meeting”), or any adjournments, postponements or continuations thereof. “We,” “our,” “us,” “ATN,” and the “Company” refer to ATN International, Inc.
Pursuant to certain rules of the U.S. Securities and Exchange Commission (“SEC”) that allow issuers to furnish proxy materials to stockholders over the Internet, we are posting our proxy materials on the Internet and delivering a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access or request a copy of our Proxy Statement, our Annual Letter to Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2025 (excluding exhibits) (the “2025 Annual Report”). We first mailed the Notice to stockholders on or about April 28, 2026, unless they requested printed copies of our proxy materials. If you would like to receive a paper or e-mail copy of our proxy materials, please follow the instructions for requesting such materials in the Notice. If you requested printed versions of these materials by mail, these printed materials will also include a proxy card for the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 16, 2026: This Proxy Statement, a letter to stockholders, and our 2025 Annual Report are available at https://ir.atni.com/financial-information.
Who Can Vote
Only stockholders of record at the close of business on April 20, 2026 are entitled to vote at the Annual Meeting. On the record date of April 20, 2026, 15,380,853 shares of common stock, par value $0.01 per share (“Common Stock”), were outstanding, with each share entitled to one vote. If your shares are registered with our transfer agent directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the beneficial owner of those shares. As a beneficial owner, you may direct your broker or other holder of record on how to vote your owned shares by following their instructions.
Voting
You may vote your shares held of record either by attending the meeting and voting in person or by proxy. To vote in person, you must attend the Annual Meeting. You do not need to register in advance to attend the Annual Meeting. On or about April 28, 2026, we mailed the Notice to stockholders, unless they requested printed copies of our proxy materials. The Notice contains instructions on how to access our proxy materials and how to vote. You may submit your proxy on the Internet or by telephone, or by mail prior to the Annual Meeting. If you requested printed copies of our proxy materials, these printed materials will also include a proxy card for the Annual Meeting. You can vote by completing, dating and returning the enclosed proxy card. Please review the instructions on the Notice or on the proxy card regarding your voting options. Any proxy that is voted according to the instructions included in the Notice or on the proxy card will be voted in the manner instructed by the stockholder, and if no instructions are given, the shares represented thereby will be voted by the proxy holders as follows:
•
FOR the election of each of the director nominees named herein;

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FOR an advisory vote to approve the compensation of our named executive officers;

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FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2026; and

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in accordance with the judgment of the proxy holders named on the proxy as to any other matter that is properly brought before the Annual Meeting, or any adjournments, postponements or continuations thereof.

If you hold your shares through a bank, broker or other nominee, the bank, broker or other nominee will give you separate instructions for voting your shares. Telephone and Internet voting will also be offered to stockholders owning shares through certain banks and brokers. You must make arrangements with your bank, broker or other nominee in advance of the Annual Meeting to vote your shares in person.
Quorum
The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the stockholders present may adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such subsequent meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.
Votes Required
Proposal 1, the election of each director nominee, requires the affirmative vote of a majority of the votes cast and entitled to vote at the Annual Meeting regarding such director nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the director nominees. A broker non-vote occurs when a bank, broker or other nominee cannot vote a customer’s shares registered in the bank’s, broker’s or other nominee’s name because the customer did not send instructions on how to vote on the matter and the bank, broker or nominee is prohibited by law or stock exchange regulations from exercising its discretionary voting authority in the particular matter. Banks, brokers and other nominees will not be entitled to vote a customer’s shares in their discretion on Proposal 1.
Proposal 2, the advisory vote to approve the compensation of our named executive officers, requires the affirmative vote of a majority of the shares present in person, or represented by proxy, and entitled to vote on the matter. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will not be entitled to vote a customer’s shares in their discretion on Proposal 2; however, such broker non-votes will have no effect on Proposal 2.
Proposal 3, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2026 requires the affirmative vote of a majority of the shares present in person, or represented by proxy, and entitled to vote on the matter. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. We believe that Proposal 3 is considered a routine item, such that banks, brokers and other nominees will be entitled to vote a customer’s shares in their discretion on Proposal 3. Therefore, broker non-votes are not expected to exist for this proposal, although a broker may otherwise fail to submit a vote. Failures by brokers to vote will not affect the results of the vote on this proposal.
Revocability of Proxies
A proxy may be revoked at any time before it is exercised by delivering a written revocation no later than June 15, 2026 at 5:00 pm ET to ATN International, Inc., Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915. A proxy may also be revoked by re-voting by Internet or by telephone as instructed on your Notice or proxy card, as applicable, or by voting in person at the Annual Meeting. If you hold your shares through a bank, broker or other nominee, you must make arrangements with your bank, broker, or other nominee to revoke your proxy.

Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final voting results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final voting results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Solicitation Expenses
This solicitation is being made on behalf of the Company’s Board of Directors and as such, we will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, text message, e-mail, facsimile and personal interviews. We will request brokers, banks, and other holders of record to forward proxy soliciting material to beneficial owners. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials. In addition, we will engage Broadridge Investor Communications Solutions, Inc. to assist in the distribution of proxy materials to banks, brokers, nominees and intermediaries at an estimated cost of approximately $30,000 for any such services, plus reasonable out-of-pocket expenses.
Who to Contact for Additional Information
If you have questions about how to submit your proxy, or if you received paper copies of our proxy materials and you need additional copies of this Proxy Statement or the enclosed proxy card, please contact our proxy solicitor:
Broadridge Investor Communications Solutions, Inc.
BY INTERNET: www.proxyvote.com
BY TELEPHONE: 1-800-579-1639
BY E-MAIL: sendmaterial@proxyvote.com
If you have questions about attending the meeting in person or require directions, please contact us at the following address or telephone number:
ATN International, Inc.
Attn: Investor Relations
500 Cummings Center
Suite 2450
Beverly, MA 01915
BY TELEPHONE: (978) 619-1300
BY E-MAIL: ir@atni.com

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us as of April 20, 2026 (unless otherwise indicated in the footnotes to this table) with respect to the shares of our common stock that were beneficially owned as of such date by:
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each of our current directors and director nominees;

•
each of our named executive officers as listed in the Summary Compensation Table herein;

•
all of our current directors and executive officers as a group; and

•
each person (including any partnership, syndicate or other group) known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock.

The number of shares beneficially owned by each person listed below includes any shares that the person has a right to acquire on or before June 20, 2026 by exercising rights to acquire shares. For each person listed below, the percentage set forth under “Percent of Class” was calculated based on 15,380,853 shares of Common Stock outstanding on April 20, 2026, plus any shares that person could acquire on or before June 20, 2026. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o ATN International, Inc., 500 Cummings Center, Suite 2450, Beverly, MA 01915.
	Shares Beneficially Owned
Beneficial Owners	Number	Percent of Class
Directors, Director Nominees, Named Executive Officers:
Michael T. Prior(1)	685,937	4.5%
Bernard J. Bulkin	32,429	*
April V. Henry	21,550	*
Derek G. Hudson	12,369	*
Patricia A. Jacobs	17,670	*
Pamela F. Lenehan(2)	34,798	*
Brad W. Martin	53,617	*
Naji N. Khoury	0	*
Carlos R. Doglioli	8,210	*
Justin M. Leon	20,425	*
Mary M. Mabey(3)	31,193	*
All Current Directors, Director Nominees and Executive Officers as a group (10 persons)(4)	864,581	5.6%
5% Stockholders:
Cornelius B. Prior, Jr.(5)	4,546,454	29.6%
Global Alpha Capital Management Ltd.(6)	1,533,279	10.0%

*
Less than 1%.

(1)
Includes 525,185 shares owned by Mr. Prior or the Michael T. Prior 2013 Trust and 128,847 shares owned by the Lauren T. Prior 2013 Trust, for each of which Mr. Prior serves as trustee. Also includes 8,041 shares held by the RP 2014 Trust, 7,741 shares held by the WP 2015 Trust, 8,141 shares held by the JP 2018 Trust and 7,982 shares held by the Prior Family Trust 2019. Mr. Prior serves as trustee for each trust and disclaims beneficial ownership of all shares held by these trusts.

(2)
Includes 1,500 shares owned by Ms. Lenehan’s spouse.

(3)
Shares held jointly with Ms. Mabey’s spouse.

(4)
See footnotes (1) through (3).

(5)
Based on information contained in this holder’s Schedule 13D filed with the SEC on May 7, 2024 and the Form 4 that was subsequently filed on April 20, 2026. The Schedule 13D reported that, as of April 11, 2023, Mr. C.B. Prior had sole voting and sole dispositive power with respect to 4,184,230 shares and shared voting and shared dispositive power with respect to 366,924 shares. The subsequently filed Form 4 reported that, as of April 20, 2026, Mr. C.B. Prior beneficially owned 4,174,303 shares directly, Mr. Prior’s spouse beneficially owned 500 shares, Tropical Aircraft Co. beneficially owned 8,227 shares, and the Prior Family Foundation Trust beneficially owned 363,424 shares. The business address for Mr. C.B. Prior is 5521 Curacao Gade, St. Thomas, Virgin Islands 00802.

(6)
Based on information contained in this holder’s Amendment No. 4 to Schedule 13G/A filed with the SEC on January 6, 2025, Global Alpha Capital Management Ltd. (“Global Alpha”) has sole voting power with respect to 1,044,394 shares and sole dispositive power with respect to 1,533,279 shares. The business address of Global Alpha is 1800 McGill College, Suite 1300, Montreal, Quebec, H3A 3J6, Canada.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of their initial ownership and of changes in ownership of our equity securities and provide us with copies of those reports. To our knowledge, based solely on our review of such forms filed with the SEC, for the fiscal year ended December 31, 2025, all Section 16(a) reports applicable to our executive officers, directors and 10% stockholders were timely filed.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board currently consists of six directors, each of whom is standing for re-election at the Annual Meeting. As previously disclosed, effective April 20, 2026, Naji N. Khoury was appointed our Chief Executive Officer and President, succeeding our former Chief Executive Officer and President, Brad W. Martin (the “Leadership Transition”). In connection with the Leadership Transition, Mr. Martin ceased to serve as a member of the Board, creating a vacancy on the Board. The Board has nominated Mr. Khoury as a director nominee to fill such vacancy. Accordingly, if each of the director nominees set forth below are elected, our Board will consist of seven directors following the Annual Meeting.
Stockholders are being asked to elect the following seven director nominees to our Board to hold office until our next annual meeting of stockholders or until their respective successors are elected and qualified, subject to their earlier retirement, resignation or removal:
Bernard J. Bulkin
April V. Henry
Derek G. Hudson
Patricia A. Jacobs
Naji N. Khoury
Pamela F. Lenehan
Michael T. Prior
Each nominee has consented to his or her nomination and is expected to stand for election. However, if any nominees are unable or unwilling to serve, proxies will be voted for any substitute nominees(s) nominated by our Board. Biographical information for each of the director nominees is set forth below under “Director and Nominee Experience and Qualifications.”
Vote Required
Each director nominee must be elected by an affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote on such director nominee’s election. Abstentions and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the elections.
If a director nominee does not receive a majority of the votes cast regarding his or her election, such nominee will be required to submit an irrevocable resignation to the Nominating and Corporate Governance Committee of the Board, and the committee will then make a recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken. The Board will then act on the resignation, taking into account the committee’s recommendation, and we will publicly disclose (by filing an appropriate disclosure with the SEC) the Board’s decision regarding the resignation within 90 days following certification of the election results. The Nominating and Corporate Governance Committee and the Board may, in making their recommendation or decision, consider any factors and other information that they consider appropriate and relevant.
Recommendation of our Board of Directors
OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE.

DIRECTOR NOMINEE EXPERIENCE AND QUALIFICATIONS
Our Board believes that effective governance is strengthened by directors who bring a broad mix of qualifications, experiences, and perspectives. The Nominating and Corporate Governance Committee uses a skills matrix to identify and evaluate attributes each nominee contributes to the Board, including relevant industry knowledge, functional expertise, leadership experience and varied approaches to strategic oversight. In considering candidates, the Committee also takes into account differences in professional background, education, and personal experiences that align with the Company’s evolving needs.
Average Director Nominee Tenure at a Glance:(1)

(1)
Graph contemplates the election of Mr. Khoury at the Annual Meeting.

Set forth below is biographical information about each of our director nominees:
DR. BERNARD J. BULKIN
Qualifications:   Dr. Bulkin was selected as a candidate for the Board due to his extensive corporate board and governance expertise and his experience working in infrastructure businesses, including renewable energy. Dr. Bulkin has several decades of experience in leadership roles within highly regulated industries with expertise in operational and general management oversight, technology integration, product development and environmental affairs. He also is a director of the holding company for ATN’s minority-owned renewable energy business, operating under the “Vibrant” name in India.
Age: 84
Director Since: 2016
Current ATN Board of Director Roles:
•
Independent Lead Director

•
Member, Audit Committee

•
Member, Nominating and Corporate Governance Committee

Relevant Experience:
Dr. Bulkin held several senior management roles throughout his approximately 20-year career at British Petroleum (BP), including Director of the refining business, Vice President Environmental Affairs, and Chief Scientist, and left BP in 2003. He is currently a Director of VH-Global Energy Infrastructure (LDN: ENRG) (Chairman), Clean Growth Leadership Network Ltd and QLM Technology Ltd (Chairman). Dr. Bulkin has served on the boards of Severn Trent plc, Ludgate Investments Limited, HMN Colmworth Ltd., Chemrec AB and REAC Fuel AB, each a Swedish biofuel technology developer, ARQ, Ltd., K3 Solar Ltd., and Ze-gen Corporation, a renewable energy company, and chaired the boards of two UK public companies: AEA Technology plc (from 2005 until 2009), and Pursuit Dynamics Plc (from 2011 until 2013). Dr. Bulkin served as Chair of the UK Office of Renewable Energy from 2010 until 2013, was a member of the FTSE Environmental Markets Advisory Committee (2010−2017) and has held several other UK government roles in sustainable energy and transport.
In addition to his extensive experience overseeing governance with several companies and his role as a member of our Nominating and Corporate Governance Committee, Dr. Bulkin serves as the Board’s Lead Independent Director. In 2022, Dr. Bulkin was appointed by the Board as the Company’s Lead Independent Director to serve for a term of up to three years, and in June 2025, the Board re-appointed Dr. Bulkin to serve as the Company’s Lead Independent Director. Given Dr. Bulkin’s tenure with the Board and extensive experience with Board oversight, the Board believes that he is the best candidate to serve in this role.
APRIL V. HENRY
Qualifications:   Ms. Henry was selected as a candidate for the Board due to her technology, telecommunications and finance expertise with both large and small companies, as well as her experience sourcing and evaluating deals, mergers, acquisitions and strategic partnerships for major media companies and nearly a decade as an equity research analyst in telecommunications and technology infrastructure at Morgan Stanley. Ms. Henry brings her experience in corporate strategy and capital allocation to the Board.
Age: 56
Director Since: 2022
Current ATN Board of Director Roles:
•
Chair, Compensation Committee

Relevant Experience:
Ms. Henry is the Managing Partner of Hawkeye Digital, a management consulting firm that is focused on driving revenue growth, core decision-making and business and human capital transformation for businesses at critical points in their growth cycle. Previously, Ms. Henry was a director of SciPlay Corporation (Nasdaq: SCPL) until its sale to Light & Wonder in 2023. Prior to her current role, Ms. Henry was General Partner of Defiance Capital from 2022 to 2023, the Executive Vice President of Corporate Development for Science Inc. and Science Strategic Acquisition Corp. Alpha (Nasdaq: SSAA) from 2020 to 2022, Co-Founder and Chief Revenue Officer of equell, Inc. from 2018 to 2019, a Senior Vice President of Business Development at NBC Universal, LLC from 2016 to 2018, and the Chief of Staff of Development and Vice President of Corporate Development of Yahoo, Inc. from 2011 to 2015. Prior to that, Ms. Henry spent a number of years in the early part of her career with Morgan Stanley as a research analyst covering telecommunications and technology companies and held positions with Index Ventures and News Corporation. Ms. Henry is on the Advisory Board of Evalla Advisors LLC, a special advisor to S4 Capital, PLC and on the Advisory Board of Defend Freedom.
DEREK G. HUDSON
Qualifications:   Mr. Hudson was selected as a candidate for the Board for his international business experience and demonstrated leadership of critical infrastructure businesses across diverse markets. He enhances the Board’s capabilities in the areas of international business strategy, capital allocation and governmental affairs.
Age: 70
Director Since: 2023
Current ATN Board of Director Roles:
•
Member, Audit Committee

•
Member, Compensation Committee

Relevant Experience:
Mr. Hudson currently serves as the Chairman of the Board of Scotia Bank Trinidad and Tobago Limited and has been a member of that Board since June 2016. Following his retirement from his role as Shell’s Vice President and Country Chairman, Trinidad & Tobago from June 2016 to June 2019, Mr. Hudson most recently served as a business advisor to Shell’s Integrated Gas Business until June 2021. Prior to the combination of Royal Dutch Shell and BG Group in February 2016, Mr. Hudson served as President and Asset General Manager of BG Trinidad & Tobago from 2007 to 2012 and thereafter assumed a similar role for BG in East Africa, covering Tanzania, Kenya and Madagascar. Mr. Hudson joined BG Group in 1995 and held previous roles as Vice President of one of BG’s UK upstream businesses from 2000 to 2004 and Chief of Staff in Trinidad and Tobago from 2005 to 2007. Mr. Hudson has also served on the board of Atlantic LNG, a joint venture owned by Shell, BP and the National Gas Company of Trinidad and Tobago, and is currently a Non-Executive Director of Trinity Energy, a UK registered independent company focused on Trinidad and Tobago. He has also served on NGOs and other voluntary organizations in Trinidad and Tobago, and performed the role of Non-Executive Chairman of the Port Authority of Trinidad and Tobago from 2005 to 2010.
PATRICIA A. JACOBS
Qualifications:   Ms. Jacobs was selected as a candidate to the Company’s board due to her expertise in leading corporate strategy and fueling revenue expansion across capital-intensive and regulated industries, including telecommunications, energy, and transportation both domestically and internationally. Her extensive international and government experience enhances the Board’s corporate strategy and government affairs expertise.
Age: 62
Director Since: 2023

Current ATN Board of Director Roles:
•
Chair, Nominating and Corporate Governance

•
Member, Compensation Committee

Relevant Experience:
Ms. Jacobs held several leadership positions during her 37-year career in telecommunications, energy, and government, including President, New England Region for AT&T from 2010 to 2020, and President, Northern Region from March 2020 until her retirement from the company in November 2022. Prior to such positions, Ms. Jacobs served as Vice President for International Public Affairs, where she led international initiatives and corporate reputation campaigns globally; and Regional Vice President for Federal Public Affairs, where she worked on several mergers and a wide range of federal legislative and regulatory matters. Prior to joining AT&T, Ms. Jacobs served as an aide to then Congressman Edward J. Markey (D-MA) at the Subcommittee on Energy and Power, and as a member of the staff of the Massachusetts Senate’s Commerce and Labor Committee. Ms. Jacobs was appointed to the Board of Directors of the Massachusetts Port Authority in 2016, and currently serves as Chair of the Board, and Chairs the Audit and Finance and the Human Resources, Compensation and Diversity Committees. Ms. Jacobs also serves on the board of Avangrid and is a member of its Executive Committee. Additionally, she is Vice Chair of the New England Council and serves on the boards of the JFK Presidential Library Foundation, the Boys and Girls Clubs of Boston, and is on the Leadership Council for Home Base (a partnership of Mass General Hospital and the Red Sox Foundation).
NAJI N. KHOURY
Qualifications:   Mr. Khoury was selected as a candidate for the Board due to his position as Chief Executive Officer of the Company, as well as his extensive experience as a CEO and in other leadership positions in the telecommunications industry in the Caribbean. Mr. Khoury’s leadership and telecommunications operating experience assists the Board in the areas of operational and corporate strategy.
Age: 59
Director Since:   Mr. Khoury is currently not a member of the Board. Following his appointment as the Company’s Chief Executive Officer and President, the Board nominated him to stand for election at the 2026 Annual Meeting.
Relevant Experience:
Mr. Khoury has served as President and Chief Executive Officer since April 20, 2026. Before joining the Company, Mr. Khoury served as the CEO of Liberty Communications Puerto Rico from 2012 to 2024 and as a member of the Executive Leadership Team of Liberty Latin America Ltd. (“Liberty”) from 2018 to 2024. Mr. Khoury joined Liberty in 2010 as the Managing Director of Liberty Cable Puerto Rico. Prior to Liberty, he spent a decade holding several leadership positions at Centennial Communications, most recently serving as its Senior Vice President of Marketing, Business Development and Customer Service.
PAMELA F. LENEHAN
Qualifications:   Ms. Lenehan was selected as a candidate for the Board due to her broad financial, operating, technology and board experience and her qualification as a financial expert. In particular, Ms. Lenehan’s corporate governance and financial oversight experience aid in her role as Chair of the Company’s Audit Committee and as an Audit Committee financial expert.
Age: 73
Director Since: 2020

Current ATN Board of Director Roles:
•
Chair, Audit Committee

•
Member, Nominating and Corporate Governance

Relevant Experience:
Ms. Lenehan spent more than 20 years in the financial services industry. In June 2002, Ms. Lenehan founded Ridge Hill Consulting, LLC and has served as President since that time. Previously, she served as Chief Financial Officer of Convergent Networks, a high technology start-up and was Senior Vice President, Corporate Development and Treasurer of Oak Industries, a NYSE-listed manufacturer of telecommunications components. She also previously served as a Managing Director in Investment Banking for 14 years at Credit Suisse First Boston and started her career in corporate banking at Chase Manhattan Bank. Ms. Lenehan is also a director of the Center for Women & Enterprise, the National Association of Corporate Directors New England Chapter, and is co-chair of the Boston Chapter of Women Corporate Directors. Ms. Lenehan previously served on the boards of Rithm Capital, Monotype Imaging, Civitas Solutions, American Superconductor, Spartech Corporation and Avid Technology. Ms. Lenehan holds a NACD Director Certification from the National Association of Corporate Directors.
MICHAEL T. PRIOR
Qualifications:   Mr. Prior was selected as a candidate for the Board due to his long tenure as Chief Executive Officer of the Company and his extensive experience in the telecommunications industry. Mr. Prior’s experience in corporate development as well as his financial and legal background assists the Board in the areas of corporate strategy, capital allocation and financial review, and governmental affairs.
Age: 61
Director Since: 2008
Current ATN Board of Director Roles:
•
Executive Chairman

Relevant Experience:
Mr. Prior is currently Executive Chairman of our Board of Directors and previously served as our Chief Executive Officer from 2005 through December 31, 2023, and as our Chief Financial Officer from 2003 to 2005. Before joining the Company, Mr. Prior was a partner with Q Advisors LLC, a Denver-based investment banking and financial advisory firm focused on the technology and telecommunications sectors. Mr. Prior began his career as a corporate attorney with Cleary Gottlieb Steen & Hamilton LP in London and New York. Mr. Prior currently serves on the Executive Committee of the Board of Directors of the Competitive Carriers Association.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board is providing stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related materials contained in this Proxy Statement. This proposal, also commonly referred to as a “Say on Pay” vote, gives our stockholders the opportunity to indicate whether they approve of or do not approve of our executive compensation policies and programs and the compensation actually paid to our named executive officers. This resolution is required pursuant to Section 14A of the Securities Exchange Act. The Board has adopted a policy providing for annual Say on Pay advisory votes and the Company intends to hold a Say on Pay vote every year, consistent with the preference indicated by stockholders pursuant to the most recent advisory vote on the frequency of the Say on Pay vote, which was held at the Company’s 2023 Annual Meeting of Stockholders. Unless the Board modifies the Company’s policy, the next Say on Pay advisory vote will be held at the Company’s 2027 Annual Meeting of Stockholders. The next advisory vote on the frequency of the Say on Pay vote will occur at the Company’s 2029 Annual Meeting of Stockholders. We currently provide our stockholders the opportunity to indicate whether they approve of the compensation of our named executive officers annually.
Please review the Compensation Discussion and Analysis beginning on page 26 and the accompanying tabular and other disclosures on executive compensation beginning on page 36, and cast a vote either to endorse or not endorse our executive compensation program. A vote “For” this proposal is an advisory vote approving the compensation of our named executive officers, including our compensation practices and principles and their implementation, as discussed and disclosed pursuant to the SEC’s compensation disclosure rules in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.
The Compensation Committee and the Board believe our executive compensation programs use appropriate structures and policies that are effective in achieving our Company goals and objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:
“RESOLVED, that the stockholders approve of the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections contained in this Proxy Statement.”
The Say on Pay vote is advisory in nature, and therefore, it is not binding on our Compensation Committee or Board. Although the vote is non-binding, our Compensation Committee will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation programs.
Required Vote
The approval, on an advisory and non-binding basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares present in person, or represented by proxy, and entitled to vote thereon. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will not be entitled to vote a customer’s shares in their discretion on this proposal, however, such broker non-votes will have no effect on Proposal 2.
Recommendation of our Board of Directors
OUR BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent auditor to perform the audits of our financial statements and of our internal control over financial reporting for the fiscal year ending December 31, 2026. In making its selection, the Audit Committee conducted a review of PricewaterhouseCoopers LLP’s performance, including consideration of the following:
•
PricewaterhouseCoopers LLP’s performance on the audits, including the quality of the engagement team and the firm’s experience, client service, responsiveness and technical expertise;

•
The record of the firm against comparable accounting firms in various matters such as regulatory, litigation and accounting matters;

•
The firm’s financial strength and performance; and

•
The appropriateness of fees charged by the firm.

PricewaterhouseCoopers LLP was our independent auditor for the year ended December 31, 2025.
The Board recommends that stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditor. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Vote Required
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2026 requires the affirmative vote of a majority of the shares present in person, or represented by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will be entitled to vote a customer’s shares in their discretion on this proposal, so there will be no broker non-votes on this proposal.
Recommendation of our Board of Directors
OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2026.

CORPORATE GOVERNANCE
General
The role of the Board is to ensure that we are managed for the long-term benefit of our stockholders. The Board periodically reviews and advises management with respect to our annual operating plans and strategic initiatives. The Board has adopted corporate governance principles to support compliance with all applicable corporate governance standards.
During the past year, we have reviewed our corporate governance practices in comparison to the practices of certain other public companies to ensure that our practices generally reflect current best practices and to support continued compliance with guidance and interpretations provided by the SEC and the Nasdaq Stock Market (“Nasdaq”).
We have a written Code of Ethics that applies to all of our employees and agents, including, but not limited to, our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. Our Code of Ethics, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, and Audit Committee Charter are available on our website at https://ir.atni.com/ and may be obtained free of charge upon request by writing to us at ATN International, Inc., Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915.
Board Leadership Structure
Our Board is committed to responsible and effective corporate governance, with a focus on advancing the long-term interests of our stockholders. Directors provide leadership and business expertise to guide the Company’s strategic direction and provide oversight. In collaboration with management, the Board focuses on key areas including governance, leadership succession and the development of the Company’s overall operating, investment, and capital allocation strategy.
Mr. Michael Prior has served as a member of our Board since June 2008 and as Chairman of our Board since 2018. Effective January 1, 2024, Mr. Prior was appointed to serve as Executive Chairman and stepped down from his role as Chief Executive Officer of the Company, a position he held since 2005. In his role as Executive Chairman, Mr. Prior provides strategic counsel to Mr. Khoury, our newly-appointed Chief Executive Officer, serves on the boards of certain of our operating subsidiaries and serves as a resource to other members of management on ongoing matters, including government relations and corporate development. The Nominating and Corporate Governance Committee intends to nominate Mr. Prior to continue to serve in the role of Executive Chairman for the 2026 year, assuming he is re-elected to the Board.
The Audit, Compensation, and Nominating and Corporate Governance Committees of the Board, are chaired by, and entirely composed of, independent directors, a policy that the Board determined best serves the Company and its stockholders. The Board does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer, as the Board believes it is in the best interests of the Company and our stockholders to make the determination as to who will serve as Chairman based on an assessment of the current needs of the Company and composition of the Board.
Since 2018, our Board leadership structure has included a Lead Independent Director. In 2022, Dr. Bulkin was appointed by the Board as the Company’s Lead Independent Director to serve for a term of up to three years, and in June 2025, the Board re-appointed Dr. Bulkin to serve as the Company’s Lead Independent Director. The Lead Independent Director is an independent, non-employee director designated by the Board to serve in a lead capacity to coordinate the activities of the other non-employee directors, interface with and advise management, and perform such other duties as the Board may determine. Although the Board does not have a firm policy regarding the requirement to appoint a Lead Independent Director, it currently believes that in light of the fact that the Executive Chairman is not considered independent, it is appropriate for the Board to continue to have a Lead Independent Director. The Board’s expectations for this role are as follows, or as otherwise deemed necessary or desirable by the independent directors:
•
to convene and chair meetings of independent directors at least annually or as otherwise deemed necessary or desirable by the independent directors;

•
to offer input to the Executive Chairman in setting the agenda for Board meetings; and

•
to serve as a sounding board and spokesperson for independent directors for any board or stockholder related matters, as appropriate.

Director Nomination Process
Our Nominating and Corporate Governance Committee considers director nominees, whether proposed by a stockholder or identified through the Company’s processes, in accordance with its charter and our Corporate Governance Guidelines (as posted on our website). The Nominating and Corporate Governance Committee does not rely on a prescribed set of qualifications for director nominees but applies general criteria intended to ensure that the Board includes members with significant breadth of experience, knowledge and abilities as well as financial and industry expertise to assist the Board in performing its duties. Minimum qualifications for director nominees include:
•
Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;

•
Nominees should have demonstrated business acumen, experience and the ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Board;

•
Nominees should have a commitment to understanding the Company and its industries and to regularly attending and participating in meetings of the Board and its committees;

•
Nominees should have an interest in and be capable of understanding the sometimes-conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of stockholders; and

•
Nominees should not have, nor appear to have, any conflicts of interest that could impair the nominee’s ability to represent the interests of all of the Company’s stockholders and to fulfill the responsibilities of a director.

The re-nomination of existing directors is based on continuing qualification as determined by our Nominating and Corporate Governance Committee. This committee evaluates the performance of existing directors and their service on any applicable committees based on the results of the Board’s annual self-assessment process, as well as the extent to which the directors undertook continuing education related to the Company’s industry and operating environment. Our Board believes that collectively, its members should bring a broad range of experience, knowledge and capabilities to effectively support the Board in fulfilling its oversight responsibilities. In determining the array of skills and attributes relevant to the Company, the Nominating and Corporate Governance Committee maintains a matrix reflecting the skills and attributes of our seven director nominees, organized into the categories outlined below:
Senior leadership experience. Directors who have held significant corporate leadership positions bring valuable knowledge of organization, controls, strategy and risk management, and can provide insight as to how to drive change and growth. Our skills matrix also tracks past and current director roles on other corporate boards and committees, ensuring we have the right mix of experience to advise and oversee the Company’s executive management.	Finance experience. We believe that, as a public company, our directors should possess a solid understanding of our financial reporting processes, risk management practices, and the metrics used to evaluate our operational and financial objectives. Our current slate of director nominees includes several directors who qualify as an “audit committee financial expert” as defined in applicable SEC rules, and we expect all of our directors to be financially knowledgeable.
Industry experience. We endeavor to have some directors with experience as executives, directors or in other leadership positions in the industries in which we operate and target for growth. For example, we specifically seek directors with experience in the telecommunications industry.	Board Tenure. We endeavor to vary the tenure of the directors on our Board, which we believe allows us to preserve continuity of oversight while introducing new insights to our group. To accomplish this, our Board engages in succession planning with respect to its current slate of directors and seeks to maintain a roster of prospective Board nominees in the near- and mid-term. Our director nominees currently have an average tenure of 6.3 years.
Global business / International Affairs. Due to the global nature of our business, we seek directors who have leadership or oversight experience with other companies with a global presence. We believe that an understanding of the differences in global culture and perspective strengthen our Board’s ability to understand our business and advise management accordingly.	Governmental and Regulatory Affairs. The telecommunications industry is highly regulated in each of the jurisdictions in which we operate, and we seek directors who are familiar with working through a legal or regulated environment or who can advise management on navigating through key governmental relationships in operating the business.
Board Refreshment
Our Board has undergone significant change as part of a deliberate effort, led by the Nominating and Corporate Governance Committee, to refresh its composition and enhance its collective capabilities with new perspectives and complementary skills and experiences aligned with the Company’s long-term strategy. Since 2017, many of our long-tenured directors have stepped down and our Board has added many new directors, and those new directors comprise the majority of the directors of the Board.

In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee considers director candidates submitted by stockholders and evaluates such candidates using the same criteria applied to all other director nominees. The Nominating and Corporate Governance Committee seeks to align the skills and key expertise of each Board member or candidate identified in the Board assessment process to the current or future needs of the Company according to its strategy. In doing so, the Nominating and Corporate Governance Committee has utilized a practice of assembling and reviewing a Board skills matrix in its succession planning, similar to the one provided below. The fact that a particular attribute, expertise, or skill is not listed does not mean that a director nominee does not possess it.

ATN Board Matrix

Director:	Bernard J. Bulkin	April V. Henry	Derek G. Hudson	Patricia A. Jacobs	Pamela F. Lenehan	Naji N. Khoury	Michael T. Prior
Board Experience:							
PUBLIC COMPANY							
Chair	✓	✓	✓	✓	✓		✓
Member	✓	✓	✓	✓	✓		✓
NON-PUBLIC COMPANY							
Chair	✓	✓	✓	✓			✓
Member	✓	✓	✓	✓	✓	✓	✓
Functional Roles:							
Senior Leadership	✓	✓	✓	✓	✓	✓	✓
Finance		✓	✓		✓	✓	✓
Gov't and Regulatory Affairs	✓	✓	✓	✓			✓
Global Business/ Int'l Affairs	✓	✓	✓	✓	✓	✓	✓
Industry Experience		✓		✓		✓	✓

In addition to the qualifications and considerations set forth above, in considering candidates for nomination to recommend to the full Board, our Nominating and Corporate Governance Committee also is mindful of the requirements of Nasdaq and the SEC that a majority of the Board be composed of “independent” directors. As part of its director succession planning and recruitment process, the Nominating and Corporate Governance Committee considers candidates recommended by current directors and advisors, and has also benefitted from referrals through organizations such as the National Association of Corporate Directors, which aims to connect experienced, high potential board candidates with public companies. Prior to making any nomination, our Nominating and Corporate Governance Committee undergoes a rigorous review of a candidate’s background, and requests that each candidate engages in several in-person meetings with our Executive Chairman as well as the Chair and other members of our Nominating and Corporate Governance Committee, and typically conducts a background check. Our Nominating and Corporate Governance Committee then recommends director nominees to the full Board for its consideration.
To recommend a director candidate, stockholders should submit the following information: (a) the candidate’s name, age and address, (b) a brief statement of the reasons the candidate would be an effective director, (c) the candidate’s principal occupation or employment for the past five years and information about any positions on the board of directors of other companies held by the candidate, (d) any business or other significant relationship the candidate has had with us and (e) the name and address of the stockholder making the submission. Our Nominating and Corporate Governance Committee may also seek additional information regarding the director candidate and the stockholder making the recommendation. All submissions of director candidate recommendations made by stockholders should be sent to ATN International, Inc., Attn: Nominating and Corporate Governance Committee, 500 Cummings Center, Suite 2450, Beverly, MA 01915 and must comply with applicable timing requirements.
Stockholders may also nominate candidates to the Board pursuant to the advance notice, information, and consent provisions contained in our Bylaws. See the “Stockholder Proposals for 2027 Annual Meeting” section of this Proxy Statement on page 49 for more information.
Determination of Independence
Nasdaq rules require that a majority of our directors be “independent” and that we maintain a minimum three-person audit committee and a two-person compensation committee whose members satisfy heightened independence requirements. We use the standards of “independence” prescribed by rules set forth by Nasdaq.
Our Nominating and Corporate Governance Committee and the Board have determined that each of the following current director and director nominee is independent for purposes of applicable SEC and Nasdaq rules:
Bernard J. Bulkin
April V. Henry
Derek G. Hudson
Patricia A. Jacobs
Pamela F. Lenehan
Mr. Prior was our Chief Executive Officer and Chairman through December 31, 2023. Since that time, Mr. Prior has served as our Executive Chairman. Mr. Prior is also the son of our largest stockholder and founder, Mr. Cornelius B. Prior Jr. Accordingly, the Board has determined that Mr. Prior is not independent. Additionally, if elected at the Annual Meeting, Mr. Khoury will not be independent, as he is our current Chief Executive Officer and President. Mr. Martin, who served as a director until April 6, 2026, was not deemed to be independent during his tenure as a director, as he simultaneously served as our Chief Executive Officer. There are no family relationships among any of the current directors, director nominees, and executive officers of the Company.
Risk Management and Risk Assessment
Our Audit Committee has primary responsibility for the oversight of risk management and risk assessment, including the Company’s major financial risk exposures, business continuity risks, cybersecurity risks, environmental risks and the steps management has undertaken to control such risks. For more information on ATN’s cybersecurity risk management and strategy, and cybersecurity governance please reference ITEM 1C. CYBERSECURITY in our 2025 Annual Report.
Our Board remains actively involved in such oversight of risk management and assessment, with the Audit Committee regularly reporting to the full Board on matters relating to its risk oversight responsibility. Additionally, the Board receives periodic presentations from our executive officers and certain of their direct reports, as the Board may deem appropriate. This includes discussions of the Company’s balance sheet and capital structure in light of potential capital needs and projections of operating cash flows and the risks to such cash flows. While the Board maintains oversight responsibility, management is responsible for the day-to-day risk management processes and makes detailed recommendations on sources and uses of capital. The Board believes this division of responsibility is the most effective approach for addressing the risks facing the Company. As a general matter, management and the Board seek to mitigate major risks to the Company’s financial condition by striving to maintain a level of debt to annual operating cash flows that allows the Company to survive short-term unforeseen reductions in cash flow or unanticipated large capital spending needs.
For the year ended December 31, 2025, the Compensation Committee, in consultation with the Executive Chairman and former CEO, reviewed the Company’s compensation policies and practices for employees generally as they relate to risk management. As part of this process, the Compensation Committee reviewed the Company’s cash and equity incentive compensation plans and practices applicable to all employees to determine whether such programs create incentives that might motivate inappropriate or excessive risk-taking. In the course of such review, the following mitigating features of the Company’s incentive compensation programs were considered: (i) the Company’s focus on multiple year vesting periods for all equity compensation, including the restricted stock unit and performance stock unit awards made for 2025 achievements; (ii) management’s practice of prudent awards of annual cash bonus payments; and (iii) the use of restricted stock unit and performance stock unit awards to encourage management to balance “upside” and “downside” risk by including both time-based and performance-based vesting. Based on the assessment, the Company and the Compensation Committee believe that the Company’s compensation programs are balanced and do not create risks reasonably likely to have a material adverse impact on the Company. Accordingly, no material adjustments were made to the Company’s compensation policies and practices as a result of its risk profile. The Compensation Committee will continue to monitor the Company’s compensation policies and practices to determine whether its risk management objectives are being met.
Communications with Stockholders and Other Interested Parties
Our Board and management team may from time to time meet with or conduct outreach to our investors to enhance our understanding of their perspective regarding our performance and governance matters. Members of our executive management team also regularly meet with investors. The Board and our executive management team value the feedback provided during these engagements.
To communicate with our Audit Committee regarding issues or complaints about questionable accounting, internal accounting controls or auditing matters, contact the Audit Committee by writing to Audit Committee, ATN International, Inc., 500 Cummings Center, Suite 2450, Beverly, MA 01915.
To send communications to the Board or to individual directors, stockholders and other interested parties should write to Board of Directors, ATN International, Inc., 500 Cummings Center, Suite 2450, Beverly, MA 01915. All communications received (other than advertisements and similar items) will be sent directly to the Board or to individual members of our Board, as addressed.
Board of Directors’ Meetings and Committees
During 2025, our Board met six times. In 2025, no then-serving director attended fewer than 75% of the meetings of the Board and the meetings of the committee(s) on which he or she served. Although we do not have a policy requiring our directors to attend the Annual Meeting, all of our then-serving directors attended last year’s annual meeting of stockholders.
Our Board currently has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Until June 17, 2025, the Board

also had a standing Investment Committee. However, in an effort to streamline responsibilities, the Board determined to dissolve the Investment Committee and reallocate its responsibilities to the full Board.
The current membership of each committee is as follows:
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Pamela F. Lenehan, Chair	April V. Henry, Chair	Patricia A. Jacobs, Chair
Dr. Bernard J. Bulkin	Derek G. Hudson	Dr. Bernard J. Bulkin
Derek G. Hudson	Patricia A. Jacobs	Pamela F. Lenehan
All members of these committees are independent as defined in applicable Nasdaq rules. The responsibilities of each standing committee are set forth in a written charter. All standing committee charters are available on our website at https://ir.atni.com/.
Audit Committee
During 2025, the Audit Committee met eight times. These meetings included separate private sessions with the Company’s independent auditors, internal audit department and management, as well as executive sessions with committee members only, as appropriate. The functions of the Audit Committee include general responsibilities within the categories of oversight, audit and financial reporting, compliance and risk. The Committee is also assigned other responsibilities, including, without limitation, to:
•
Assist the Board in overseeing accounting policies, internal controls, financial reporting, and business conduct of the Company.

•
Establish and oversee the Internal Audit Department.

•
Assess the adequacy of the Company’s internal control policies, systems and procedures.

•
Annually review and evaluate the Company’s risk assessment and risk management policies and processes.

•
Exercise sole authority over the appointment, compensation, retention and oversight of the independent auditor.

•
Determine the independence of the auditor.

•
Preapprove all audit and permitted non-audit services provided to the Company by the independent auditor.

•
Review the overall audit strategy, the scope and timing of the annual audit, and when completed, review the results of the annual audit with management and the independent auditor.

•
Review and discuss with the Company’s management and the independent auditor, prior to filing or issuance thereof, the Company’s quarterly and annual financial statements.

•
Recommend to the Board that the audited financial statements be included in the Company’s annual reports.

•
Assist the Board in its oversight responsibilities with respect to the Company’s overall compliance, including with its Code of Ethics and policies and Whistleblower Policy.

•
Review annual reports from the Company’s management and internal legal counsel relating to legal and regulatory matters that may have a material impact on the Company’s financial statements.

•
Review and approve related party transactions.

•
Prepares required Audit Committee reports to be included in the Company’s annual proxy statements.

Our Board has determined that each current member of the Audit Committee meets the financial literacy requirements of Nasdaq. It has also determined that Ms. Lenehan, who is currently the Chair of the Audit Committee, qualifies as an “audit committee financial expert” under the rules of the SEC and meets the financial sophistication requirements of Nasdaq. In addition, our Nominating and Corporate Governance

Committee has determined that each of the current members of our Audit Committee is independent under applicable Nasdaq and SEC rules for audit committee members.
Compensation Committee
The Compensation Committee met three times during 2025. The functions of the Compensation Committee include the authority and responsibility to:
•
Oversee compensation of the Company’s executive officers and directors.

•
Establish performance goals and determine compensation for the Chief Executive Officer.

•
Review and approve compensation for other executive officers.

•
Consult on compensation and performance goals for subsidiary chief executive officers.

•
Review and make recommendations to the Board with respect to director compensation.

•
Periodically review the Company’s equity incentive compensation plans and administer such equity incentive compensation plans upon appointment by the Board.

•
Review compensation programs to assess and mitigate excessive risk-taking.

•
Establish the terms of and approve and periodically review and administer any Company policy on the clawback or recoupment of incentive compensation.

•
Periodically review with the Company’s management and make recommendations to the Board regarding the establishment, termination, or amendment of the employee benefit plans.

•
Oversee the activities of the ATN International, Inc. 401K Committee.

•
Review and discuss with the Company’s management the executive compensation disclosures to be included in the Company’s annual proxy statement, including CD&A and Say on Pay matters.

•
Retain and oversee compensation consultants, legal counsel and other advisors.

The Compensation Committee has been authorized by the Board to delegate to the Chief Executive Officer the power to make limited awards under the Company’s 2023 Equity Incentive Plan (the “2023 Equity Plan”) to employees who are not Section 16 “officers”. Furthermore, the Compensation Committee may form and delegate its responsibilities to subcommittees as it deems appropriate in its sole discretion. To date, the Compensation Committee has not delegated authority to any subcommittee. Our Board and our Nominating and Corporate Governance Committee have determined that each of the current members of our Compensation Committee is independent under applicable Nasdaq and SEC rules for compensation committee members.
For further information about the Compensation Committee’s practices, please see “Compensation Discussion and Analysis,” under “Executive Officer Compensation,” below.
During or prior to the fiscal year ended December 31, 2025, no member of our Compensation Committee was an officer or employee of ours or our subsidiaries or, to our knowledge, had relationships requiring disclosure under the SEC rules. In making these statements, we have relied in part upon representations of those directors.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of our Board met four times in 2025. The functions of the Nominating and Corporate Governance Committee include the authority and responsibility to:
•
Recommend to the Board individuals to be considered for nomination or election as directors.

•
Recommend to the Board directors to be appointed to each committee of the Board.

•
Review and evaluate candidates proposed by stockholders using the same criteria as other nominees.

•
Oversee the composition of the Board, including director skills and experience, and the overall balance.

•
Develop and recommend to the Board the Company’s Corporate Governance Guidelines.

•
Periodically review and reassess governance practices and guidelines.

•
Evaluate the Board’s leadership structure, including the role of the Lead Director.

•
Oversee director compliance with limits on other board memberships.

•
Oversee onboarding and orientation of newly elected directors.

•
Review and make recommendations to the Board regarding any stockholder proposals relating to corporate governance and directors.

•
Oversee disclosures regarding political and lobbying activities.

•
Oversee the self-evaluation of the Board and its committees.

Our Board has determined that each of the current members of the Nominating and Corporate Governance Committee is independent under applicable Nasdaq and SEC rules.

INDEPENDENT AUDITOR
PricewaterhouseCoopers LLP has audited our financial statements since 2002. Our Audit Committee has appointed PricewaterhouseCoopers LLP to be our independent auditor for 2026 and we are asking stockholders to ratify this appointment in Proposal 3. The services provided by PricewaterhouseCoopers LLP in 2026 are expected to include, in addition to performing the consolidated audit, audits of certain subsidiaries; reviews of quarterly reports; issuance of letters to underwriters in connection with registration statements, if any, we may file with the SEC; and consultation on accounting, financial reporting, tax and related matters. A representative of PricewaterhouseCoopers LLP is expected to be at the Annual Meeting and will have an opportunity to make a statement and respond to questions.
Independent Auditor Fees and Services
The following table presents the aggregate fees for professional services rendered to us by PricewaterhouseCoopers LLP for the years ended December 31, 2025 and 2024 (in thousands):
	2025	2024
Audit Fees(1)	$4,717	$5,025
Audit-Related Fees(2)	140	50
Tax Fees(3)	20	—
All Other Fees(4)	200	20
Total Fees	$5,077	$5,095

(1)
Represents fees for professional services rendered for the audits of our consolidated financial statements and audit of certain subsidiaries.

(2)
Represents fees for assurance related services that are reasonably related to the performance of the audit including one-off and discrete transactions.

(3)
Represent fees for tax compliance and consulting services.

(4)
Represents fees for all products and services other than the services reported in (1) and (2) above and includes fees for access to online technical accounting and reporting research software applications, compensation surveys, and other permissible advisory services.

Audit Committee Pre-Approval Policy and Procedures
In accordance with its written charter, our Audit Committee pre-approves all audit and permissible non-audit services, including the scope of contemplated services and the related fees that are to be performed by PricewaterhouseCoopers LLP, our independent auditor. Our Audit Committee reviewed and approved approximately 95% of the fees described above in accordance with the policy described below. The Audit Committee’s pre-approval of permissible non-audit services involves consideration of the impact of providing such services on PricewaterhouseCoopers LLP’s independence. The Audit Committee is also responsible for ensuring that any approved non-audit services are disclosed to stockholders in our reports filed with the SEC.
Audit Committee Report
As members of the Audit Committee of the Board of Directors of ATN International, Inc., we have reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2025. The Audit Committee has met with PricewaterhouseCoopers LLP with and without management present and has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), including matters relating to the conduct of the audit under PCAOB Auditing Standard No. 1301 (Communications with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent registered accounting firm’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2025.
By the Audit Committee
Pamela F. Lenehan, Chair
Dr. Bernard J. Bulkin
Derek G. Hudson
The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference therein.

EXECUTIVE OFFICERS
The following table sets forth information regarding our current executive officers as of April 28, 2026.
Name	Age	Position
Michael T. Prior	61	Executive Chairman
Naji N. Khoury	59	Chief Executive Officer and Director Nominee
Carlos R. Doglioli	56	Chief Financial Officer
Mary M. Mabey	44	Senior Vice President, General Counsel and Secretary
Justin M. Leon	40	Senior Vice President, Corporate Development
Executive Officers
Michael T. Prior. Mr. Prior’s biography appears in the section entitled “Director and Nominee Experience and Qualifications” herein.
Naji N. Khoury. Mr. Khoury’s biography appears in the section entitled “Director and Nominee Experience and Qualifications” herein.
Carlos R. Doglioli is our Chief Financial Officer. He joined the Company in 2024. Mr. Doglioli brings significant telecom experience, having served as the Chief Financial Officer of Centennial Towers, a developer, owner, and operator of wireless communication towers in Latin America from 2014 to 2023, and from 2004 to 2007 at MetroRED Mexico, a leading integrated communications provider that owned and operated state-of-the-art high-capacity fiber optic communications focused on large and medium size corporate clients, ISPs, Internet-content providers, and telecommunications providers in Mexico City. Previously, Mr. Doglioli served in multiple senior finance roles for portfolio companies of Devonshire Investors (the private equity group of Fidelity Investments), including CFO of Backyard Farms and Managing Director of Finance at J. Robert Scott.
Mary M. Mabey is our Senior Vice President, General Counsel and Secretary. Ms. Mabey joined the Company’s legal department in 2009 and was appointed General Counsel in March 2018, previously serving as our Deputy General Counsel. Prior to joining us, Ms. Mabey was with the law firm of Edwards Angell Palmer & Dodge LLP (now Locke Lord LLP) in Boston, Massachusetts, where she advised public and private companies in domestic and international transactions on corporate and securities law matters, merger, acquisition and financing transactions, corporate governance, and other general corporate matters.
Justin M. Leon is our Senior Vice President of Corporate Development. He joined the Company in 2015 and brings over fifteen years of investing and acquisition experience to the team. Prior to joining ATN, Mr. Leon worked in Corporate Strategy & Development for Nuance Communications, a publicly traded software company focused on speech recognition and machine learning, where he executed over $1 billion in acquisitions in healthcare, mobile, and enterprise software verticals. Mr. Leon started his career at Stonebridge Associates, a boutique investment bank in Boston advising clients in technology, medical device, and consumer products verticals.

EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis
Our Compensation Committee has responsibility for establishing, implementing and maintaining the compensation program for our executive officers. For the purposes of this Compensation Discussion and Analysis, “named executive officers” and “executives” refers to each of the below individuals:
Named Executive Officers
Name	Title
Michael T. Prior	Executive Chairman
Brad W. Martin*	Chief Executive Officer
Carlos R. Doglioli	Chief Financial Officer
Mary M. Mabey	Senior Vice President and General Counsel
Justin M. Leon	Senior Vice President, Corporate Development

*
Brad Martin served as our principal executive officer for the entirety of the fiscal year ended December 31, 2025. Effective April 6, 2026, Brad Martin no longer served as our Chief Executive Officer.

Compensation Philosophy and 2025 Compensation Overview
The primary objective of our executive compensation program is to attract, retain and reward executive officers and align our executive officers’ compensation with the Company’s stock price and general financial performance and certain other business objectives. The base salary, annual cash bonus opportunity and equity compensation that we provide our executive officers are our main incentive compensation tools to accomplish this alignment, as described below.
A core principle of our compensation philosophy to date is that a successful compensation program requires the application of judgment and subjective determinations of performance. With respect to our annual cash bonus opportunity, we assign an indicative weight to Company performance across a number of factors, including several financial performance goals, in determining an executive officer’s compensation.
Specifically, the Compensation Committee takes into consideration certain financial and operational goals and metrics in determining annual cash performance bonus payments and seeks to link executive compensation to Company performance. For bonus payments awarded to executive officers for 2025 performance, the Compensation Committee focused primarily on actual financial performance as compared to management’s financial objectives for the year. Key financial metrics utilized included Adjusted EBITDA and cash flow. The Compensation Committee seeks to align the metrics it reviews and considers with respect to compensation awards with those that the Board believes should lead to a sustainable increase in stockholder value.
In determining annual equity grants, the Compensation Committee looks at a number of factors including an executive’s compensation history, individual and Company performance, and internal and external equity pay levels (using the Company’s peer group listed below). Historically, even in years of financial metric outperformance, the Compensation Committee has generally aimed to align executive equity and “total” (all cash and equity compensation) compensation between the 25th−50th percentile of peers.
The Compensation Committee utilizes both time-based restricted stock units and performance-based stock units as long-term incentive equity compensation for executive officers. The Compensation Committee believes that this approach helps to align executive compensation and stockholder returns and with a three-year “cliff” vesting period for the performance-based stock units, does not encourage undue risk taking or a short-term planning horizon. For 2025, the Compensation Committee took the same approach, and accordingly, equity grants to executive officers made in March 2026 for 2025 performance were split equally between time-based restricted stock units and performance-based stock units. A description of the terms of the restricted stock units and performance-based stock units can be found in the “Annual Cash and

Equity Bonuses—Annual Equity Awards” discussion on page 31 and relating to all long-term equity grants can be found in the “Grants of Plan-Based Awards” table located on page 37 of this Proxy Statement.
In determining annual changes to an executive’s base salary, excluding promotions, the Compensation Committee primarily looks at peer group data and individual performance for the past year, generally targeting the 25th−50th percentile range of its peers for base salary and cash bonus potential.
With respect to other elements of compensation, our Compensation Committee retains discretion to apply its judgment to adjust and align each individual element of our compensation program with the broader objectives of our compensation program and the overall performance and condition of the Company at the time final compensation decisions are made. We believe that our relatively lean management structure, the level of communication between our Board and our senior management team and our corporate culture make this approach an effective method of determining compensation and protecting stockholder interests.
Role of Compensation Consultant
Our Compensation Committee has retained the advisory services of Compensia, a national executive compensation consulting firm. Since 2015, Compensia has assisted the Compensation Committee with the identification of a relevant peer group and competitive market compensation data regarding the compensation of our named executive officers and directors as compared with the peer group. Compensia does not generally provide any other services to the Compensation Committee, except as may be requested from time to time with respect to specific matters and as described below. Compensia did not provide any additional services during 2025.
As it typically does every year, for 2025 compensation decisions the Compensation Committee asked Compensia to (i) provide information on total direct compensation—including components of salary, bonus and equity with respect to the Company’s peer group, (ii) give advice on changes to the peer group, and (iii) review with the Compensation Committee any recent or pending changes to the rules and public company and peer trends on executive compensation, including feedback from the broader investor community on executive compensation practices.
Compensia works at the direction of, and reports directly to, the Compensation Committee, which may replace the compensation consultant or hire additional advisors at any time. Compensia does not perform any services for the Company unless directed to do so by the Compensation Committee. Based on an analysis of the various factors set forth in the rules of the SEC, the Compensation Committee does not believe that its relationship with Compensia or the work of Compensia on behalf of the Compensation Committee have raised any conflicts of interest, and the Compensation Committee believes that Compensia is independent.
External Sources
Generally, we seek to offer executive compensation that is reasonably competitive with telecommunications companies of a similar size. Defining a relevant “peer group” for us has been historically difficult because we have the complexity and geographic scale of large multi-national companies but have similar total revenues and market capitalization to companies that tend to be focused on a very limited geographic area and provide limited services. Nonetheless, we believe that comparisons with certain other companies can provide us with useful information regarding appropriate compensation of our named executive officers and directors.
For the year ending December 31, 2025, our Compensation Committee referred to the executive compensation paid at the following group of companies:
8x8	GCI Liberty	NETGEAR
Bandwidth Inc.	Gogo	Ooma
Cable One	IDT	Ribbon Communications
Cogent Communications	KORE Group	Shenandoah Telecommunications
Comtech Telecommunications	Liberty Latin America	ViaSat
Consensus Cloud Solutions	LivePerson	Wide Open West

Our Compensation Committee believes that these companies provide it with helpful indicators of competitive executive compensation levels and pay mix because, as a group, they had the following characteristics that are similar to ours: (1) they are primarily telecommunications services or equipment companies; (2) some of them have both wireless and wireline operations; (3) several of them are of similar size to the Company in terms of market capitalization, revenue, or number of employees; or (4) several have a mix of domestic and international operations. However, finding close peers for the Company is difficult because the Company’s diverse group of operations in wide-ranging international and domestic geographies adds a level of complexity above that of the Company’s single-market or single-industry peers. With respect to our peer group from the 2025 year, our Compensation Committee removed Brightcove, Consolidated Communications, and Edgio from our peer group as such companies are no longer publicly traded, and added Comtech Telecommunications, GCI Liberty, and LivePerson. In adding the additional peer companies, the Compensation Committee took into consideration relevant business scale and sector overlap.
Our Compensation Committee regards comparisons of us to these companies as informational reference points only—as such, we did not seek to establish any firm benchmark in reference to these companies or to require changes in our executive compensation to match changes in those companies’ compensation.
Role of Chief Executive Officer in Compensation Decisions
At the end of the year, our Chief Executive Officer evaluates the performance of our other named executive officers and makes compensation recommendations to our Compensation Committee based upon those evaluations. Our Board has delegated to our Compensation Committee full discretion in its determination of the compensation to be paid to our Executive Chairman, Chief Executive Officer and our other named executive officers, including discretion to modify the recommendations of our Chief Executive Officer in determining the type and amounts of compensation paid to each named executive officer. The Compensation Committee interacts directly with the Chief Executive Officer to evaluate his performance, in addition to conducting its own assessment of his performance and the performance of the Company during the year and discussing that assessment with the rest of the Board. The Chief Executive Officer does not make recommendations regarding his own compensation, nor does he participate in the Compensation Committee’s deliberations regarding his compensation.
Compensation Policies and Practices Highlights
Compensation based on “pay for performance”	No special health or welfare plans
Long-term equity incentives vesting over multi-year periods	No single-trigger acceleration of compensation in a change of control
Stock ownership guidelines for NEOs and directors	No guaranteed incentive compensation
Clawback policy	Hedging of Company shares and options trading prohibited
Equity incentives aligned to stockholder return
Elements of Compensation
Overview
Our executive compensation program is focused on three separate elements:
•
base salary;

•
annual cash bonuses; and

•
equity awards.

When communicating our compensation program to current and prospective executives, the Company has focused on the combination of these three elements. Other than as described below, our Compensation Committee does not have any specific policies or targets for the allocation or “pay mix” of these compensation elements.
Base Salary
We seek to set the base salary of each executive taking into account the base salaries paid by similarly situated companies for such roles, and the compensation history and individual performance of such executive. Historically, the Compensation Committee made adjustments to base salaries taking into consideration, at their discretion, material shifts in cost of living as represented by indicators such as the Consumer Price Index, material increases (or decreases) in responsibilities and factors such as the expansion or contraction of the Company’s business, financial condition and outlook.
Below is a chart showing the annualized base salary rates for 2025 and 2026 for our named executive officers, in comparison to those in effect in 2024.
Named Executive Officer	2026(1)	Annualized Percent Change from 2025−2026	2025(1)	Annualized Percent Change from 2024−2025	2024(1)
Brad W. Martin	$525,000	N/A	$525,000	N/A	$525,000
Carlos R. Doglioli(2)	$430,000	7.5%	$400,000	N/A	$400,000
Michael T. Prior	$525,000	N/A	$525,000	N/A	$525,000
Mary M. Mabey	$344,000	N/A	$344,000	N/A	$344,000
Justin M. Leon	$285,000	7.7%	$264,710	N/A	$264,710

(1)
Amounts shown are annualized rates of base salary and may differ slightly from amounts actually received and as reported in Summary Compensation Table.

(2)
Mr. Doglioli was hired by the Company in March, 2024.

For 2026, the Compensation Committee provided salary increases for Messrs. Doglioli and Leon following a review of such executive’s base salary against similarly situated executives within the Company’s peer group and taking into account their individual performance for the year. With respect to Ms. Mabey, following the Compensation Committee’s determination that her total cash and equity compensation already was above the median of that of the Company’s peer group, it determined not to make any further adjustments from 2024 levels. With respect to Mr. Martin, the Compensation Committee determined that as his total cash and equity compensation is above the peer group median, his base salary would remain unchanged in light of the assessment of individual performance for the year. Since becoming Executive Chairman in 2024, the Compensation Committee has retained Mr. Prior’s salary at the same rate, and for the 2026 year, again determined this level remained appropriate in light of his significant ongoing contributions and time commitment to the Company.
Annual Cash and Equity Bonuses
Annual Cash Bonus
We believe that a substantial bonus opportunity, as measured as a percentage of the executive’s base salary, motivates executive performance because it makes a significant amount of the executive’s overall compensation contingent upon Company and individual performance. Further, such approach enables the Company to avoid a higher fixed cost of annual base salaries and gives us the ability to control a major piece of compensation expense if the Company’s performance does not meet expectations.

For 2025 the annual bonus opportunity for each of our named executive officers remained unchanged from 2024 and was as follows:
Named Executive Officer	2025 Annual Bonus Opportunity Expressed as % of Base Salary
Brad W. Martin	100%
Carlos R. Doglioli	75%
Michael T. Prior(1)	—
Mary M. Mabey	60%
Justin M. Leon	50%

(1)
Mr. Prior is not eligible for an annual bonus award as Executive Chairman.

At the end of the year, the Compensation Committee makes an overall assessment of the quality of each named executive officer’s performance during the year. For named executive officers other than the Chief Executive Officer, this assessment is based largely on discussions between the Compensation Committee and the Chief Executive Officer. As noted above, the Compensation Committee interacts directly with the Chief Executive Officer to evaluate his performance, in addition to conducting its own independent assessment of his performance and the performance of the Company during the year.
Although financial and operational performance objectives are identified at the beginning of each year as a means to align individual behavior with Company objectives, it is communicated to each executive that the Compensation Committee always has the full discretion to determine the extent to which bonuses for all executives will be paid, if at all, regardless of the achievement of any such objectives or the actual performance of the Company.
In determining the amount of an annual performance bonus, typically, our Chief Executive Officer recommends a weighting of Company performance and individual performance factors for each executive as a guide in connection with his assessment of the other executives’ performance during the year; however, actual bonus awards are subject to the Compensation Committee’s discretion to increase, decrease, or disregard such amount or weight ranges for each performance metric based on the Compensation Committee’s review of each individual’s performance and relevant job responsibilities. In past years, the recommended weight assigned to each performance factor generally fell into the following ranges:
Performance Factor	Range	Description
Company Performance	50−100%	Accomplishment of Company-wide goals for the year. These include financial performance such as revenue, Adjusted EBITDA, and cash flow, as well as, key performance indicators like subscriber levels and specific Company objectives for a given year.
Specific Individual Accomplishments	10−30%	Individual accomplishments related to personal goals and key strategic and operational priorities, such as implementing productivity improvements in a particular department, completing major network projects, strengthening operational teams, mitigating certain risks, and winning government support for major priorities.
General Individual Performance	10−20%	General assessment of the individual’s work performance throughout the year, including leadership, talent development and contribution to Company culture.
For 2025, we paid the annual bonuses to our named executive officers described under the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the reasons described below.

Brad Martin, our Chief Executive Officer, was paid an annual bonus of $546,000, or 104% of his annual bonus opportunity for 2025. Carlos Doglioli, our Chief Financial Officer, was paid an annual bonus of $312,000, or 104% of his 2025 annual target bonus opportunity. In determining the annual bonus award for the Chief Executive Officer and Chief Financial Officer, the Compensation Committee utilized a 100% weighting based on the Company’s performance determined by certain financial measures, as well as other business objectives and achievements for the year. With respect to the financial measures, the Compensation Committee considered the Company’s achievement of Adjusted EBITDA of $190 million for the year in excess of the target amount for the year of $187 million as well as a cash flow achievement of $100 million in excess of the target amount for the year of $92 million. When taking into account these measures and after taking into consideration any unusual items impacting these financial accomplishments, the Compensation Committee determined to award a total Company performance achievement of 104% (the “Company’s Performance Achievement”).
Mary Mabey, our Senior Vice President and General Counsel, was paid an annual bonus of $186,000, or 90% of her 2025 annual target bonus opportunity, reflecting a 50% weighting of the Company’s Performance Achievement for the year, and a 50% weighting based on meeting individual goals and a subjective determination of individual performance. The Compensation Committee’s assessment of her individual performance was awarded at 75% achievement, reflecting its evaluation of individual goals and performance results.
Justin Leon, Senior Vice President of Corporate Development, was paid $138,000, or 104% of his 2025 annual target bonus opportunity, reflecting a 50% weighting of the Company’s Performance Achievement for the year, and a 50% weighting based on meeting individual goals and a subjective determination of individual performance. The Compensation Committee’s assessment of his individual performance was awarded at 104% achievement, reflecting (i) the Company’s successful entry into an agreement to sell its southwest tower portfolio; (ii) the Company’s other successful asset dispositions during the year; and (iii) increased subsidiary strategic support.
Annual Equity Awards
Under our 2023 Plan, we may grant stock options, restricted stock and other equity awards to our directors, consultants and employees, including our named executive officers. Awards made under the 2023 Plan may be granted subject to conditions and restrictions, including vesting requirements, achievement of performance goals and forfeiture and recapture of shares upon certain events. Our Compensation Committee, composed entirely of independent non-employee directors, grants awards to our employees under our 2023 Plan. Our Chief Executive Officer also has authority to make limited grants under the 2023 Plan to employees who are not Section 16 “officers.”
In addition to annual equity awards granted to our executive officers, from time to time we may grant significant equity compensation in connection with the hiring of executive officers. For new hires, the awards typically are made at the next regularly scheduled Compensation Committee meeting following the hire or promotion.
The equity compensation awarded to each executive officer by the Compensation Committee in March 2026 was composed of half performance-based stock units (based on target level of performance) and half restricted stock units. As in the past, the restricted stock units vest ratably over four years on each anniversary of the grant date. The performance-vested stock units vest after the end of the three-year performance period, with the actual number of shares to vest and be issued following vesting based on the relative returns earned by the Company’s stockholders during the performance period compared to the returns earned by the broader market of “small cap” stocks that comprise the Russell 2000 Index, as described in more detail below.
Pursuant to the terms of our performance-vested stock unit award agreement, the Company granted a target number of performance-vested stock units on March 17, 2026 with the actual number of performance-vested stock units earned to be determined by comparing the Company’s total stockholder return (“TSR”) over a three-year period ending March 16, 2029 to the TSR of the Russell 2000 Index for the same period. The relative performance is calculated based on the average closing prices for the 40-day trading period immediately preceding and including each of the first and last days of the three-year performance period ending on March 16, 2029.
The actual number of shares to be issued upon vesting of the performance-vested stock units in the event the Company’s TSR for such period is greater than or equal to zero at the end of the measurement period ranges from 0% (if the Company’s TSR is in the bottom 25% of the peer group) to 150% (if the Company’s stock performance is in the top 25% of the peer group). In the event the Company’s TSR is less than zero for that period, the number of shares to be issued is capped at 100% of target regardless of the level of relative outperformance. Subject to requirements relating to continued employment with the Company through the last day of the performance period ending on March 16, 2029 and to special vesting provisions in case of a change of control, death, disability or retirement, the shares will be delivered on the date (which will be no later than March 16, 2029) that the Compensation Committee makes the determination of the Company’s performance relative to the Russell 2000 Index.
In awarding equity grants, the Compensation Committee typically reviews and approves an award based on the estimated grant date value of the award and then determines the actual number of shares underlying such award based on the then-current stock price. In keeping with its practice adopted in 2020, after noting the fairly wide swings in share prices that occurred in the weeks leading up to the equity award determination and similar movements in previous years, the Compensation Committee determined the number of restricted stock units (“RSUs”) and performance-vested stock units (“PSUs”) to award each recipient by reference to the average closing price for the Company’s common stock for the 20 trading days up to and including the Friday in advance of the Compensation Committee’s meeting during the month of March. For grants made on March 17, 2026 for 2025 performance, this amount was $27.73 per share, and for grants made on March 13, 2025 for 2024 performance, this amount was $17.66 per share. The Compensation Committee believes that this practice is a fair approach of dealing with the positive or negative impact of short-term movements in the Company’s stock price.
The total number of equity compensation awards and value of the awards, utilizing the 20-trading day average per share, for grants made in each of the 2026 and 2025 years to named executive officers, is set forth below. While the number of PSUs below was determined utilizing the 20-trading day average per share price referenced above, the actual grant date value of such PSUs is determined based on a Monte Carlo simulation, due to its performance vesting requirements.
	Year	RSU Awards (#)	Derived Value of RSU Awards ($)(1)	PSU Awards (at target) (#)	Derived Value of PSU Awards (at target) ($)
Brad W. Martin	2026	27,048	$750,041	27,048	$792,236
	2025	42,472	$750,055	42,472	$1,032,494
Carlos R. Doglioli	2026	18,032	$500,027	18,032	$528,157
	2025	24,068	$425,040	24,068	$585,093
Michael T. Prior	2026	13,524	$375,020	13,524	$396,118
	2025	42,472	$750,055	42,472	$1,032,494
Mary M. Mabey	2026	12,624	$350,063	12,624	$369,757
	2025	19,820	$350,021	19,820	$481,824
Justin M. Leon	2026	10,820	$300,038	10,820	$316,918
	2025	16,988	$300,008	16,988	$412,978

(1)
The derived value of the RSUs and PSUs (at target) reflects the value of such awards based upon the trailing 20-trading day average of our closing stock price, which is what the Compensation Committee uses to determine the NEOs’ annual equity awards. As such, the amounts shown do not represent the grant date fair value of the awards.

In approving the annual cash bonus and equity incentive awards, the Compensation Committee assesses the risks associated with the adoption of these awards, including the performance measures and goals for the awards, and concluded that the equity awards described above would not be likely to encourage excessive risk taking, as the restricted stock unit awards typically vest ratably over a period of four years and the performance-vested stock unit awards have a cliff vesting period of three years. While the Compensation Committee believes it is an important policy of the Board to seek to keep the aggregate shares underlying unvested restricted stock units and unvested performance-vested stock units at a reasonable level in relation to our outstanding equity (calculated on a fully diluted basis), the Compensation Committee believes that equity compensation will remain a critical recruitment, retention and incentive tool, as well as furthering the alignment of stockholder and employee interests.
Retirement, Benefits and Other Arrangements
In 2008, we adopted a deferred compensation plan for our then-existing executives. This plan was intended to provide retirement income to certain of our executives at the time the plan was adopted. Executives hired after 2008 do not participate in this plan. Mr. Prior is the only named executive officer who is a participant in this deferred compensation plan. The plan was adopted to offset a reduction in our annual contributions to these executives’ accounts under our 401(k) retirement plan that we instituted as a result of the consolidation of our 401(k) plan with similar plans of companies that we acquired. Under this plan, we make bi-weekly credits equal to 8% of the executive’s then current base salary to an account on behalf of the executive. In addition to these quarterly credits, although we have historically not done so, we may make additional credits in our sole discretion. See the description of the deferred compensation plan under the caption Non-Qualified Deferred Compensation Plan for additional information regarding the deferred compensation plan. Except for this plan, our named executive officers only receive benefits, including retirement, medical and dental, life and disability insurance, that are available to all of our employees.
The terms of our PSU agreements provide for continued vesting following the eligible retirement of a participant. To qualify for this continued vesting of any PSU grant, a participant must retire no earlier than six months following the date of PSU grant, must be at least 55 years of age, and must have provided at least ten years of service to the Company.
Severance Agreements
As of December 31, 2025, each of our named executive officers was party to an executive agreement with the Company. These executive agreements provide each executive with severance pay upon termination as described therein in exchange for standard covenants of confidentiality, non-competition, non-solicitation and non-circumvention for a one year-period following termination and a standard release and waiver of claims. In the event of a termination by the Company without “cause” or by the executive for “good reason” and in the absence of a “change in control” (each as defined in the agreements), each executive would be entitled to (i) severance pay in the amount of one times (and in the case of our Chief Executive Officer and Executive Chairman, one and a half times) his or her base salary and (ii) COBRA continuation coverage at a rate equal to the rate paid by active employees during the twelve months following the termination (eighteen months in the case of the Chief Executive Officer and Executive Chairman). In the event of a termination by the Company without “cause” or by the executive for “good reason” within the period commencing three months prior to and ending or twelve months (eighteen months in the case of the Chief Executive Officer and Executive Chairman) following, a change in control (as defined in the amended severance agreements), such executive would be entitled to (i) severance pay in the amount of one times (and in the case of the Chief Executive Officer and Executive Chairman, one and a half times) his or her base salary, (ii) such executive’s maximum target incentive compensation for such year (and in the case of the Chief Executive Officer and Executive Chairman, one and a half times such target), excluding any eligible amounts of equity compensation, (iii) COBRA continuation coverage at a rate equal to the rate paid by active employees for the twelve months following the termination (eighteen months in the case of the Chief Executive Officer and Executive Chairman), and (iv) the immediate vesting of all restricted stock, restricted stock units, performance-vested stock units or stock options held by such executive.
Stock Ownership Guidelines and Retention Policy
We maintain stock ownership guidelines for our executive officers and our directors to further align the interests of management and our directors with those of our stockholders. The ownership guidelines require stock ownership having a “target dollar value,” which consists of the value of common stock owned by the executive officer or director as a multiple of that executive officer’s base salary or the director’s annual cash retainer, as shown in the table below:
Position	Individual Guideline Level
Chief Executive Officer	5x annual base salary
All other Executive Officers	2x annual base salary
Non-Executive Directors	2x annual retainer
“Target dollar value” generally is based on the number of shares of common stock “beneficially owned” (as defined by the SEC in Rule 13d-3 promulgated under the Exchange Act) by the executive officer or director, and does not include unvested shares of restricted stock, unvested restricted stock units, performance-vested stock units, or unexercised stock options.
For the calculation of satisfaction of the guideline for non-executive directors, the value of the annual retainer includes amounts payable to such director for annual stock or cash compensation, but does not include any additional retainer paid as a result of service as a Board chair, lead independent director, committee chair or committee member.
Unless and until an executive officer or non-executive director has satisfied his or her applicable guideline level (and absent a waiver from the Compensation Committee), the executive officer or non-executive director is required to retain an amount equal to 75% of the net shares received as the result of the exercise, vesting or payment of any Company equity awards granted to the executive officer or non-executive director. “Net shares” means those shares that remain after shares are sold or withheld, as the case may be, to (i) pay any applicable exercise price for an equity award (e.g., stock options, stock appreciation rights) or (ii) satisfy any immediate withholding taxes arising in connection with the exercise, vesting or payment of an equity award (e.g., stock options, stock appreciation rights, restricted stock units, restricted stock).
All of our executive officers and directors were in compliance with the policy as of December 31, 2025, however, Messrs. Doglioli, Hudson, Leon, and Martin, and Ms. Mabey had not yet reached the ownership guideline.
Our Insider Trading and Anti-Hedging Policy (the “Insider Trading Policy”) applies to all directors, officers, employees, consultants, contractors of the Company and its subsidiaries, as well as the Company itself. Our Insider Trading Policy sets forth procedures governing the purchase, sale, and/or other dispositions of our securities. It also expressly states that directors, officers and employees are prohibited from engaging in “short sales” or any hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations with respect to the purchase, sale and/or other dispositions of the Company’s securities, as well as any listing standards, rules and regulations applicable to us. A copy of the Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board and the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.
Executive Compensation Recoupment Program
In 2023, the Company adopted two compensation recoupment policies applicable to all of our executive officers and certain other employees of the Company. The first policy, applicable only to executive officers (the “Executive Clawback Policy”), requires that, in the event the Company is required to prepare a Restatement (as defined in the Executive Clawback Policy), any excess incentive-based compensation that is received by an executive officer for the purposes of the Executive Clawback Policy during the three-year look back period and was based on erroneously reported achievement of a financial metric received be subject to recoupment. The Executive Clawback Policy is designed to satisfy applicable Nasdaq requirements and is attached as an exhibit to our Annual Report on Form 10-K.
The second policy (the “Officer Clawback Policy”) applicable to both executive and certain non-executive officers (as determined from time to time by the Compensation Committee), provides that the Compensation Committee may require the recoupment of any excess incentive-based compensation received by a covered individual during the three-year look-back in the event that the Company is required to prepare a Restatement (as defined in the Officer Clawback Policy) and the Compensation Committee determines that the covered individual engaged in misconduct related to the Restatement. In addition, the Officer Clawback Policy provides that any additional cash (which does not include salary payments) or equity compensation (including both time-based and performance-based equity awards) received by an executive or non-executive officer may be subject to recoupment, if in the determination of the Compensation Committee, such individual engaged in certain misconduct that is materially adverse to the financial condition, operations or reputation of the Company.
Each Clawback Policy is intended to supplement, but not limit or constrain, any statutory or regulatory right or obligation of the Company to recover compensation from its employees (including, without limitation, the requirements of the Sarbanes-Oxley Act of 2002 and Section 16(b) of the Exchange Act.
“Say on Pay” Advisory Approval of Executive Compensation
At our 2025 Annual Meeting, the last Annual Meeting at which our stockholders voted on our named executive officer compensation (“Say on Pay”), more than 95.56% of the shares present, or represented by proxy, and entitled to vote at the 2025 Annual Meeting approved our named executive officer compensation. While the approval in 2025 was advisory and non-binding in nature, the Board and Compensation Committee value the opinion of stockholders and consider this outcome as an indication that stockholders agree that our executive compensation programs use appropriate structures and policies that are effective in achieving our Company’s goals and objectives. Accordingly, the Compensation Committee did not make specific changes to the executive compensation program in response to the Say on Pay vote results in 2025. The Compensation Committee will, however, continue to evaluate the Company’s executive compensation programs, considering stockholder feedback, including future Say on Pay vote results.
Compensation Committee Report
Each member of the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.
By the Compensation Committee
April V. Henry, Chair
Derek G. Hudson
Patricia A. Jacobs
The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the report by reference therein.

2025 Summary Compensation Table
The table below summarizes the total compensation paid to each of our named executive officers for each of fiscal years ended December 31, 2025, 2024 and 2023. For the avoidance of doubt, the table below does not include stock awards made in March 2026 in recognition of 2025 performance. Each named executive officer is listed along with such person’s title as of December 31, 2025.
Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
Brad W. Martin Former Chief Executive Officer and President(1)	2025	545,192	1,930,777	546,000	13,489	3,035,458
	2024	519,615	1,461,322	210,000	13,800	2,204,737
	2023	384,578	935,440	288,750	13,200	1,621,968
Carlos R. Doglioli(6) Chief Financial Officer	2025	415,385	1,094,131	312,000	14,000	1,835,516
	2024	376,923	828,351	210,000	8,769	1,424,043
Michael T. Prior(7) Executive Chairman	2025	545,192	1,930,777	—	57,615	2,533,584
	2024	531,500	1,461,322	—	56,320	2,049,142
	2023	693,232	2,126,000	694,000	68,659	3,581,891
Mary M. Mabey Senior Vice President, General Counsel and Secretary	2025	357,252	901,017	186,000	12,856	1,457,125
	2024	344,021	682,219	103,206	12,710	1,142,156
	2023	333,655	561,264	172,545	12,565	1,080,029
Justin M. Leon Senior Vice President, Corporate Development	2025	274,892	727,274	138,000	9,420	1,194,586
	2024	264,710	583,059	66,178	10,589	924,536
	2023	256,731	467,720	126,701	10,099	861,251

(1)
Mr. Martin served as the Company’s Chief Executive Officer for the entirety of the fiscal year ended December 31, 2025.

(2)
The amounts in this column reflect actual amounts received in the fiscal year and may differ slightly from annualized base salary amounts.

(3)
The amounts in this column reflect the grant date value of restricted stock unit and performance stock unit awards made in each fiscal year, presented in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The amounts for 2025 in this column reflect the aggregate grant date fair values determined in accordance with FASB ASC Topic 718 using the assumptions described in Note 9 to ATN International, Inc.’s Consolidated Financial Statements, which are included in the Company’s 2025 Annual Report.

(4)
Pursuant to SEC rules, the amounts shown above in the Summary Compensation Table for awards include the grant date value of both restricted stock unit and performance stock unit awards made in each fiscal year. The performance stock unit awards are subject to performance conditions are based on the probable outcome as of the date of grant and are shown at target, excluding the impact of estimated forfeitures. Notwithstanding the amounts shown in the table above, assuming that the highest level of performance conditions is achieved, the grant date fair values of the performance stock units granted in 2025 would be: $1,548,741 for Mr. Martin; $877,640 for Mr. Doglioli; $1,548,741 for Mr. Prior; $722,736 for Ms. Mabey; and $619,467 for Mr. Leon.

(5)
The amounts in this column reflect matching contributions made by the Company to each of the named executive officers pursuant to the ATN International, Inc. 401(k) Plan and contributions made by the Company to a non-qualified deferred compensation plan for all three years for Mr. Prior.

For the year ended December 31, 2025, such amounts were as follows:
	401(K) Matching Contributions ($)	Contributions to Non-Qualified Deferred Compensation Plan ($)	Total ($)
Brad W. Martin	13,489	—	13,489
Carlos R. Doglioli	14,000	—	14,000
Michael T. Prior	14,000	43,615	57,615
Mary M. Mabey	12,856	—	12,856
Justin M. Leon	9,420	—	9,420

(6)
Mr. Doglioli became our Chief Financial Officer in March 2024.

(7)
Effective as of January 1, 2024, Mr. Prior stepped down from his role as Chief Executive Officer and transitioned to the position of Executive Chairman.

Grants of Plan-Based Awards
The table below sets forth additional information regarding stock awards granted to our named executive officers during the fiscal year ended December 31, 2025:
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)	Estimated Future Payouts Under Equity Incentive Plan Awards(3)		All Other Stock Awards; Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Type of Award	Grant Date	Target ($)	Target (#)	Maximum (#)
Brad W. Martin	Annual Cash Bonus	—	525,000	—	—	—	—
	Restricted Stock Units	4/7/2025	—	—	—	42,472	898,283
	Performance Stock Units	4/7/2025	—	42,472	63,708	—	1,032,494
Carlos R. Doglioli	Annual Cash Bonus	—	300,000	—	—	—	—
	Restricted Stock Units	4/7/2025	—	—	—	24,068	509,038
	Performance Stock Units	4/7/2025	—	24,068	36,102	—	585,093
Michael T. Prior	Annual Cash Bonus	—	—	—	—	—	—
	Restricted Stock Units	4/7/2025	—	—	—	42,472	898,283
	Performance Stock Units	4/7/2025	—	42,472	63,708	—	1,032,494
Mary M. Mabey	Annual Cash Bonus	—	206,400	—	—	—	—
	Restricted Stock Units	4/7/2025	—	—	—	19,820	419,193
	Performance Stock Units	4/7/2025	—	19,820	29,730	—	481,824
Justin M. Leon	Annual Cash Bonus	—	132,355	—	—	—	—
	Restricted Stock Units	4/7/2025	—	—	—	16,988	359,296
	Performance Stock Units	4/7/2025	—	16,988	25,482	—	412,978

(1)
There are no threshold or maximum payouts established under the Company’s non-equity incentive plan.

(2)
This column reflects the annual incentive award target amounts payable under the non-equity incentive plan. Actual amounts, paid in cash during the second quarter of 2026, are reflected within the Summary Compensation Table.

(3)
These columns reflect the target and maximum number of performance stock units payable. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 150% of the grant. The actual payout amounts depend upon the Company’s absolute and relative TSR performance over the three-year period ending March 13, 2028.

(4)
These restricted stock units vest ratably on March 13, 2026, March 13, 2027, March 13, 2028 and March 13, 2029.

(5)
The amounts in this column reflect the grant date fair value of awards determined as set forth in footnote 1 to our Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End 2025
The table below sets forth additional information regarding stock awards granted to our named executive officers that were outstanding as of December 31, 2025.
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Brad W. Martin	3/13/2025	42,472	968,362	—	—
	3/13/2025	—	—	63,708	1,719,479
	3/12/2024	16,290	371,412	—	—
	3/12/2024	—	—	32,580	597,843
	3/7/2023	5,500	125,400	—	—
	3/7/2023	—	—	16,500	178,365
	3/25/2022	2,675	60,990	—	—
Carlos R. Doglioli	3/13/2025	24,068	548,750	—	—
	3/13/2025	—	—	36,102	974,393
	3/12/2024	9,234	210,535	—	—
	3/12/2024	—	—	18,468	338,888
Michael T. Prior	3/13/2025	42,472	968,362	—	—
	3/13/2025	—	—	63,708	1,719,479
	3/12/2024	16,290	371,412	—	—
	3/12/2024	—	—	32,580	597,843
	3/7/2023	12,500	285,000	—	—
	3/7/2023	—	—	37,500	405,375
	3/25/2022	5,362	122,254	—	—
Mary M. Mabey	3/13/2025	19,820	451,896	—	—
	3/13/2025	—	—	29,730	802,413
	3/12/2024	7,605	173,394	—	—
	3/12/2024	—	—	15,210	279,104
	3/7/2023	3,300	75,240	—	—
	3/7/2023	—	—	9,900	107,019
	3/25/2022	1,975	45,030	—	—
Justin M. Leon	3/13/2025	16,988	387,326	—	—
	3/13/2025	—	—	25,482	687,759
	3/12/2024	6,519	148,633	—	—
	3/12/2024	—	—	13,038	239,247
	3/7/2023	2,750	62,700	—	—
	3/7/2023	—	—	8,250	89,183
	3/25/2022	1,425	32,490	—	—

(1)
Reflects the unvested portion of restricted stock units as of December 31, 2025. These grants vest 25% annually commencing one year from the grant date.

(2)
This column reflects the market value of the unvested portion of restricted stock units as of December 31, 2025, valued at $22.80 per share, the closing price of our stock on December 31, 2025.

(3)
This column reflects unearned performance stock units, shown at the maximum possible performance payout, as of December 31, 2025. These grants vest on the third anniversary of the grant date.

(4)
Reflects the market value of the unearned performance stock units, shown at the maximum possible performance payout, as of December 31, 2025. This column reflects the market value of the unearned performance stock units as of December 31, 2025, valued at $22.50 per share, the closing price of our stock on December 31, 2025.

Option Exercises and Stock Vested
The Company does not have any outstanding stock options. The table below sets forth information with respect to our named executive officers regarding all restricted stock unit awards and performance stock unit awards that vested during 2025.
	Total Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Brad W. Martin	19,471	399,434
Carlos R. Doglioli	3,078	62,668
Michael T. Prior	35,393	725,773
Mary M. Mabey	12,337	253,665
Justin M. Leon	9,376	192,626

(1)
Reflects the market value of the shares based on the closing price of our common stock on the vesting date.

Non-Qualified Deferred Compensation Plan
The following table sets forth contributions by the Company to our deferred compensation plan for fiscal year 2025.
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Brad W. Martin(2)	—	—	—	—	—
Carlos R. Doglioli(2)	—	—	—	—	—
Michael T. Prior	—	43,615	231,911	—	1,778,049
Mary M. Mabey(2)	—	—	—	—	—
Justin M. Leon(2)	—	—	—	—	—

(1)
The amounts reported in this column are reported for fiscal 2025 in the “All Other Compensation” column of the Summary Compensation Table.

(2)
Mr. Martin, Mr. Doglioli, Ms. Mabey and Mr. Leon are not participants in our deferred compensation plan.

Effective as of December 5, 2008, we adopted a non-qualified deferred compensation plan for our then existing executive officers. This plan is intended to provide retirement income to our executive officers and was adopted to offset a reduction in our annual contributions to those executives’ accounts under our 401(k) retirement plan that we instituted as a result of the consolidation of our 401(k) plan with similar plans of companies that we acquired. Accordingly, we do not expect to add newly hired executives to this plan. Under this plan, we make bi-weekly credits equal to 8% of the executive officer’s then current base salary to an account in the plan on behalf of the executive. In addition to these bi-weekly credits, the Compensation Committee may make additional credits in its sole discretion. Credits to such executive officer’s account under the plan will be deemed to be invested in one or more investment funds selected by the executive officer. Overall investment return is dependent upon the performance of each executive officer’s selected investment alternatives. Credits will be fully vested at all times and the executive officers will have a non-forfeitable interest in the balance of their respective accounts. Benefits under the plan are payable upon a separation from service in a cash lump sum or in accordance with a fixed schedule elected by the executive officer. Distributions may be made prior to the executive officer’s separation from service only for certain financial hardship reasons. The plan is intended to be compliant with Section 409A of the Internal Revenue Code of 1986, as amended, and to constitute a non-qualified, unfunded executive benefit plan.
Potential Payments Upon Termination or Change of Control
We have entered into severance agreements with each of our named executive officers. For a description of these agreements, please see “Severance Agreements” above. The following table sets forth the estimated payments and benefits that would be provided to each of the named executive officers, upon termination or a termination following a change in control. The payments and benefits were calculated assuming that the triggering event took place on December 31, 2025, the last business day of our fiscal year.
Named Executive Officer	Event	Salary & Other Cash Payment ($)	COBRA Benefits ($)	Acceleration of Vesting of Certain Equity	Vesting of Restricted Stock Unit Awards(2)	Vesting of Performance Stock Unit Awards(3)	Total ($)
Brad W. Martin	Termination Without Cause or for Good Reason	787,500	55,716	N/A	—	—	843,216
	Change of Control Termination	1,575,000	55,716	100%	1,526,164	1,663,791	4,820,671
Carlos R. Doglioli	Termination Without Cause or for Good Reason	400,000	36,813	N/A	—	—	436,813
	Change of Control Termination	700,000	36,813	100%	759,286	875,521	2,371,620
Michael T. Prior	Termination Without Cause or for Good Reason	2,565,549(1)	40,032	N/A	—	—	2,605,581
	Change of Control Termination	2,565,549(1)	40,032	100%	1,747,027	1,815,131	6,167,739
Mary M. Mabey	Termination Without Cause or for Good Reason	344,000	36,523	N/A	—	—	380,523
	Change of Control Termination	550,400	36,523	100%	745,560	792,357	2,124,840
Justin M. Leon	Termination Without Cause or for Good Reason	264,710	36,813	N/A	—	—	301,523
	Change of Control Termination	397,066	36,588	100%	631,150	677,459	1,742,263

(1)
Includes payments under our Non-Qualified Deferred Compensation Plan for Mr. Prior not triggered by any severance arrangement and payable to the employee upon any termination or resignation of employment.

(2)
Valued at $22.80 per share, the closing price of our common stock on December 31, 2025.

(3)
Valued as of December 31, 2025 using a Monte Carlo simulation.

Pay Ratio Disclosure
Pursuant to rules adopted pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K we have included in this Proxy Statement a reasonable estimate of our Chief Executive Officer to median employee pay ratio for 2025 annual compensation. We identified the median employee based on 2025 taxable wages for all individuals, excluding our former Chief Executive Officer, Mr. Martin, employed by us on December 31, 2025 (whether employed on a full-time, part-time, or seasonal basis). For such employees, we annualized compensation for any full-time employees not employed for the entire 2025 fiscal year, but not for any part-time employees. Other than as set forth above, we did not make any assumptions, adjustments, or estimates with respect to taxable wages. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2025 Summary Compensation Table set forth elsewhere in this Proxy Statement. The annual total compensation of our median employee for 2025 was approximately $55,308. As disclosed in the Summary Compensation Table, our former Chief Executive Officer’s annual total compensation for 2025 was $3,035,458. Based on the foregoing, our estimate of the ratio of the annual total compensation of our former Chief Executive Officer for 2025 to the median of the annual total compensation of all other employees was approximately 55:1.
Pay Versus Performance Table
The SEC has adopted rules (as required by the Dodd-Frank Act) requiring disclosure of the relationship between the executive compensation actually paid and the financial performance of the Company. The below table outlines, in addition to the amounts listed in the Company’s Summary Compensation Table, the total Compensation Actually Paid (“CAP”) for the principal executive officer, which is the Company’s Chief Executive Officer (“CEO”), and the average of the total compensation actually paid for the Non-CEO Named Executive Officers (“NEOs”), which include the Company’s Executive Chairman, Chief Financial Officer, Senior Vice President and General Counsel, and Senior Vice President, Corporate Development, for the year as indicated. Additionally, the table includes the Company-Selected Measure of Adjusted EBITDA, a non-GAAP financial measure, as defined and described in more detail below. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with financial performance, refer to the Compensation Discussion and Analysis section beginning on page 26.
	Summary Compensation Table Total for CEO(b)	Compensation Actually Paid to CEO(c)	Average Summary Compensation Table Total for Non-CEO NEOs(c)	Average Compensation Actually Paid to Non-CEO NEOs(c)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in $000’s)	Company- Selected Measure: Adjusted EBITDA (in $000’s)
Year(a)					Total Shareholder Return ($)(d)	Peer Group Total Shareholder Return ($)(e)
2025	3,035,458	2,261,237	1,495,743	1,238,280	63.69	118.08	(23,522)	190,044
2024	2,204,737	73,608	1,163,579	87,895	33.82	78.87	(31,852)	184,084
2023	3,581,890	2,736,645	1,319,997	956,198	75.35	65.02	(18,754)	189,451
2022	3,231,728	3,169,382	1,322,398	1,365,456	85.56	68.88	(7,583)	172,688
2021	3,379,850	2,516,463	1,097,723	855,318	74.18	111.88	(20,809)	135,628

(a)
Each year is from January 1−December 31 of the indicated year.

(b)
The dollar amounts reported for the fiscal year 2025 are the amounts of total compensation reported for our CEO, Mr. Martin, in the Summary Compensation Table (“SCT”). The dollar amounts reported for fiscal years 2023, 2022, and 2021 are the amounts of total compensation reported for our CEO, Mr. Prior, in the SCT.

(c)
The dollar amounts do not reflect the actual amounts of compensation paid to or received by our CEO or other NEOs during the applicable year but rather are “Compensation Actually Paid” as such term is defined under applicable SEC rules. The amounts include the year-end value of equity awards granted during the reported year and the change in the value of equity awards, granted in previous years that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year. See below for calculation of CAP to the CEO and

Non-CEO NEOs. For 2024, our Non-CEO NEOs were Messrs. Doglioli, Leon and Prior and, Ms. Mabey. For 2023 and 2022, our Non-CEO NEOs were Messrs. Benincasa, Leon and Martin and, Ms. Mabey. For 2021, our Non-CEO NEOs were Messrs. Benincasa, Kreisher and Martin, and Ms. Mabey.
(d)
Calculated as cumulative total shareholder return as if $100 was invested in Company common stock on December 31, 2020 measured through the end of the applicable year.

(e)
We used our peer group for purposes of Item 201(e) of Regulation S-K to calculate peer group total shareholder return, the Nasdaq Small Cap Telecommunications Services Index. Calculated as cumulative total shareholder return as if $100 was invested in the Nasdaq Small Cap Telecommunications Services Index on December 31, 2020 measured through the end of the applicable year.

Year	Executive	Summary Compensation Table Total	Less: Stock Awards	Add: Year End Equity Value of awards granted during the reported year	Change (from last day of prior year to last day of reported year) in Value of Prior Equity Awards	Change (from last day of prior year to last day of reported year) in Value of Vested Equity Awards	Compensation Actually Paid
2025	CEO	3,035,458	(1,930,777)	2,114,681	(1,030,252)	72,127	2,261,237
	Other NEOs(1)	1,495,743	(922,474)	1,010,339	(437,551)	92,223	1,238,280
2024	CEO	2,204,737	(1,461,322)	608,377	(1,175,482)	(102,703)	73,608
	Other NEOs(1)	1,163,579	(689,509)	189,752	(459,995)	(115,932)	87,895
2023	CEO	3,581,890	(2,126,000)	1,995,000	(591,262)	(122,983)	2,736,645
	Other NEOs(1)	1,319,997	(724,966)	680,295	(172,072)	(147,057)	956,198
2022	CEO	3,231,728	(1,852,208)	2,254,395	(338,571)	(125,963)	3,169,382
	Other NEOs(1)	1,322,398	(755,563)	919,625	(93,459)	(27,545)	1,365,456
2021	CEO	3,379,850	(2,132,370)	1,605,470	(581,545)	245,058	2,516,463
	Other NEOs(1)	1,097,723	(597,951)	451,611	(154,914)	58,849	855,318

(1)
The dollar amounts shown are average amounts for all NEO’s other than the CEO.

The Board currently considers Adjusted EBITDA, a non-GAAP financial measure, to be the most important financial performance measure used to link CAP of the CEO and Non-CEO NEOs to Company performance. The Company defines Adjusted EBITDA as operating income (loss) before depreciation and amortization expense, transaction-related charges, one-time impairment or special charges, non-cash stock-based compensation and the gain (loss) on disposition of assets. The Company regularly reports on this metric to investors in its quarterly earnings releases and believes that the inclusion of these non-GAAP financial measures (and the associated reconciliations to the nearest GAAP financial measures) helps investors gain a meaningful understanding of the Company’s core operating results and enhances the usefulness of comparing such performance with prior periods. Accordingly, the Board considers Adjusted EBITDA as the best measure to track Company performance, as well as to align executive compensation with such performance.

Tabular List of Important Financial Performance Measures
In addition to Adjusted EBITDA, the various metrics and other factors that the Compensation Committee considers in making executive compensation awards on an annual basis are described yearly in greater detail in “Executive Compensation—Compensation Discussion and Analysis.” The below table represents an unranked list of the most important measures, including the Company-Selected Measure, used by the Company to link Compensation Actually Paid for all named executive officers to Company performance in 2025:
Adjusted EBITDA
Revenue
Cash Flow
The following charts illustrate the relationship between Compensation Actually Paid and (i) the Company’s Adjusted EBITDA, the Company-Selected Measure, (ii) net income (loss) and (iii) the cumulative total shareholder return of the Company and of the Nasdaq Small Cap Telecommunications Services index.

Pay Versus Adjusted EBITDA
Compensation Actually Paid
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Adjusted EBITDA
$200,000,000
$175,000,000
$150,000,000
$125,000,000
$100,000,000
$75,000,000
$50,000,000
$25,000,000
2021
2022
2023
2024
2025
Avg. CAP to Other NEOs
CAP to CEO
Adjusted EBITDA

Pay Versus Net Loss
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Net Loss
2021
2022
2023
2024
2025
Avg. CAP to Other NEOs
CAP to CEO
Net Loss

Pay Versus Total Shareholder Return
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
140
120
100
80
60
40
20
0
Total Shareholder Return
2021
2022
2023
2024
2025
Avg. CAP to Other NEOs
CAP to CEO
Company Total Shareholder Return
Peer Group Total Shareholder Return

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information regarding our equity compensation plans as of December 31, 2025:
Equity Compensation Plan Information
	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Warrants, Options and Rights	Weighted Average Exercise Price of Outstanding Warrants, Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders:	767,690(1)	—(2)	797,295
Equity compensation plans not approved by security holders:	—	—	—
Total	—	—	797,295

(1)
Consists of 488,186 shares of our common stock subject to outstanding RSU awards and 279,504 shares of our common stock subject to outstanding PSU awards (assuming 100% of PSUs will vest) granted under the ATN International, Inc. 2023 Equity Incentive Plan and the ATN International, Inc. 2008 Equity Incentive Plan.

(2)
The weighted average exercise price excludes RSU and PSU awards as they have no exercise price.

DIRECTOR COMPENSATION
Our Compensation Committee has the responsibility of reviewing and making recommendations to the Board regarding director compensation. We use a combination of cash and equity compensation to attract and retain qualified directors. In setting director compensation, we consider the time demand and the requisite knowledge and expertise required for our directors to effectively fulfill their duties and responsibilities to us and our stockholders. We also consider the director compensation of our peer companies in our determination of director compensation.
2025 Director Compensation Table
The table below summarizes the compensation paid to, or earned by, our non-employee directors for the fiscal year ended December 31, 2025. Mr. Michael Prior, our Executive Chairman, and Mr. Brad Martin, our Chief Executive Officer, do not receive any compensation for Board service beyond the compensation each receives as Executive Chairman and CEO, respectively.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Bernard J. Bulkin	139,000(2)	132,590	271,590
Derek G. Hudson	67,500	132,590	200,090
April V. Henry	65,000	132,590	197,590
Pamela F. Lenehan	107,000	132,590	239,590
Patricia A. Jacobs	77,500	132,590	210,090

(1)
The amounts in this column reflect the grant date fair value calculated in accordance with FASB ASC Topic 718, of awards granted pursuant to our Non-Employee Directors Compensation Policy and our 2023 Equity Plan. Actual shares issued based on the average closing price for the Company’s common stock for the 20 trading days up to and including June 17, 2025. This had the effect of making the dollar value of the stock award higher than the $130,000 retainer as described below. None of the directors listed above had any stock awards or stock options outstanding as of December 31, 2025.

(2)
Includes amounts paid for Dr. Bulkin’s service as stockholder director of the Company’s minority investment in a renewable energy business operating under the “Vibrant” name in India in addition to other fees earned for services as director of the Company.

Retainers
Consistent with 2024, for the fiscal year ended December 31, 2025, our non-employee directors received an annual retainer of $180,000 (consisting of $50,000 in cash and approximately $130,000 in stock). The Board may also, from time to time, pay additional amounts to non-employee directors as compensation for additional services provided to the Company at their discretion. The equity compensation component of our director compensation program consists of fully vested shares of restricted stock. After noting the fairly wide swings in stock prices that can occur in the weeks leading up to the equity award determination, the Compensation Committee determined the number of shares to award each non-employee director by reference to the average closing price for the Company’s common stock for the 20 trading days up to and including June 17, 2025. The Compensation Committee believes that this practice is a fair approach to address the positive or negative impact of short-term movements in the Company’s stock price. In addition to these retainers, our Lead Independent Director also received an additional annual cash retainer of $25,000 and independent members of Committees of our Board received additional annual cash payments as follows:

	Fees Earned or Paid in Cash
Committee	Chair	Members
Audit	$23,000	$10,000
Compensation	$15,000	$7,500
Nominating and Corporate Governance	$10,000	$4,000

RELATED PERSON TRANSACTIONS
Policy on Related Person Transactions
Our Board has a written Related Person Transaction Policy that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. Our Audit Committee is responsible for implementing this policy and determining whether any related person transaction is in our best interests. Furthermore, the Audit Committee will also consider, if applicable, whether the proposed transaction would impair the independence of a director or present an improper conflict of interest for directors, director nominees or executive officers. The policy applies to transactions and other relationships that would need to be disclosed in this Proxy Statement as related person transactions pursuant to SEC rules. In general, these transactions and relationships are defined as those involving a direct or indirect interest of any of our executive officers, directors, director nominees and 5% stockholders, as well as specified members of the family or household of any of these individuals or stockholders, where we or any of our affiliates have participated in the transaction(s) as a direct party or by arranging the transaction(s) and the transaction(s) involves more than $100,000 in any calendar year. The policy also provides that certain types of transactions are deemed to be pre-approved or ratified, as applicable, by our Audit Committee.
We did not have any related person transactions requiring disclosure under Regulation S-K Item 404 in 2025 and no related person transactions are currently proposed.

ADDITIONAL INFORMATION
Stockholder Proposals for 2027 Annual Meeting
Proposals intended for consideration at the 2027 annual meeting of stockholders, including director nominations, should be sent to ATN International, Inc.; Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915.
Rule 14a-8 Proposals:   To be considered for inclusion in our proxy materials for the 2027 annual meeting of stockholders, pursuant to Rule 14a-8 of the Exchange Act, such proposals must be received by us at ATN International, Inc.; Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915 by December 29, 2026, and must comply with certain rules and regulations promulgated by the SEC, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
Advance Notice Procedures:   A stockholder who wishes to (i) make a proposal at the 2027 annual meeting, but does not wish to have the proposal included in the proxy statement for that meeting pursuant to Rule 14a-8 of the Exchange Act, or (ii) nominate a person for election as a director at the 2027 annual meeting of stockholders, must give advance written notice to us in accordance with the provisions set forth in our bylaws. We must receive this required notice between December 30, 2026 and January 29, 2027. Such notice should be addressed to ATN International, Inc.; Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915, and must include the information set forth in our bylaws.
In addition to complying with the foregoing requirements, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that includes the information required by Rule 14a-19 under the Exchange Act.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and 2025 Annual Report may have been sent to multiple stockholders in your household, unless we received contrary instructions from the impacted registered stockholders prior to the mailing date. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations, ATN International, Inc., Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915, (978) 619-1300. If you want to receive separate copies of such materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.
Annual Report and Other SEC Filings
Our 2025 Annual Report, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available on our website at https://ir.atni.com/. These filings and other SEC filings, including our Proxy Statement, are also available on the SEC’s website at www.sec.gov.
This Proxy Statement, our Annual Letter to Stockholders from our Executive Chairman and Chief Executive Officer and 2025 Annual Report, are also available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your control number(s) available that appear on your proxy card.
A copy of these filings, including our Annual Letter to Stockholders and our 2025 Annual Report, may be obtained, at no cost, by writing to ATN International, Inc., Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915.
Our Annual Letter to Stockholders, which is being mailed to stockholders with this Proxy Statement, is not incorporated into this Proxy Statement and is not deemed to be part of the proxy soliciting material.
By Order of the Board of Directors,
Mary M. Mabey
Secretary
April 28, 2026

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV95518-P46479For Against Abstain For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! !! ! !! ! !ATN INTERNATIONAL, INC.500 CUMMINGS CENTER, SUITE 2450BEVERLY, MA 01915Nominees:Please indicate if you plan to attend this meeting.The Board of Directors recommends you vote FORproposals 2 and 3.2. To hold an advisory vote (known as a “Say on Pay” vote)to approve the compensation of the Company’s namedexecutive officers.3. To ratify the selection of PricewaterhouseCoopers LLP asthe Company's independent auditor for the fiscal yearending December 31, 2026.ATN INTERNATIONAL, INC.The Board of Directors recommends you vote FOReach of the director nominees:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorizedofficer(s) and specify the title(s) of such officer(s).NOTE: In their discretion, the proxies are authorized to voteupon such other further business, if any, as may properly comebefore the Annual Meeting or any adjournment, continuation,or postponement thereof.1. To elect the following seven (7) directors to serve onthe Board of Directors of the Company until the nextannual meeting of stockholders or until their respectivesuccessors are elected and qualified:1a. April V. Henry1b. Bernard J. Bulkin1c. Derek G. Hudson1d. Michael T. Prior1e. Naji N. Khoury1f. Pamela F. Lenehan1g. Patricia A. JacobsYes NoSCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time on June 15, 2026. Have your proxycard in hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate thatyou agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on June 15, 2026. Have your proxy card in hand when youcall and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.

V95519-P46479Important notice regarding the Internet availability of proxy materialsfor the Annual Meeting of Stockholders of ATN International, Inc. to be held on June 16, 2026:The Notice, Proxy Statement, Letters to Stockholders and the Annual Report on Form 10-K for the fiscal year endedDecember 31, 2025, are available at https://ir.atni.com/financial-information.• The Annual Meeting is scheduled to take place at 9:00 a.m. Eastern Time at 500 Cummings Center, Suite 2450, Beverly, MA 01915.• Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail this proxy card. Stockholders who attend the meeting may revoke their proxies and vote during the meeting if they so desire.ATN INTERNATIONAL, INC.2026 ANNUAL MEETING OF STOCKHOLDERSJUNE 16, 2026 AT 9:00 A.M. EASTERN TIMETHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSThe undersigned hereby appoints Naji N. Khoury and Mary M. Mabey and each of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote as instructed herein, all shares of Common Stock ofATN International, Inc. held of record by the undersigned and entitled to vote at the Annual Meeting of Stockholders to be held on June 16, 2026 at 9:00 A.M. Eastern Time or any adjournment, continuation, or postponement of such Annual Meeting. This proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INSTRUCTED ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, AND"FOR" PROPOSALS 2 AND 3, AND AT THE DISCRETION OF THE PROXIES NAMED ABOVE ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, CONTINUATION, OR POSTPONEMENT THEREOF.(Continued and to be marked, dated and signed on other side)